As filed with the Securities and Exchange Commission                                   on Registration No. 333-184494

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

BIOPHARMA MANUFACTURING SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	8711	45-1878223
State or other jurisdiction	Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

1443 Merion Way, #51G

Seal Beach, California 90740

(562) 244-9785

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Gary Riccio

1443 Merion Way, #51G

Seal Beach, California 90740

(562) 244-9785

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with copies to

Lee W. Cassidy, Esq.

Anthony A. Patel, Esq.

Cassidy & Associates

9454 Wilshire Boulevard

Beverly Hills, California 90212

(202) 387-5400 (949) 673-4525 (fax)

Approximate Date of Commencement

of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions “large accelerated filer,”“accelerated file,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filed	☐
Non-accelerated filed	☐	Smaller reporting company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Each Class of	to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Unit (1)	Offering Price	Fee (2)
Common Stock held by
Selling Shareholders	72,000,000 shares	$0.08	$5,760,000	$786

(1)         There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily determined by the Company and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(2)           $786 previously paid by electronic transfer.

EXPLANATORY NOTE

This registration statement and the prospectus therein covers the registration of 72,000,000 shares of common stock offered by the holders thereof.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated ______, 2013

BIOPHARMA MANUFACTURING SOLUTIONS, INC.

72,000,000 shares of Common Stock offered by selling shareholders at $0.08 per share

This prospectus relates to the offer and sale of 72,000,000 shares of common stock (the “Shares”) of BioPharma Manufacturing Solutions, Inc. (the “Company”), $0.0001, par value per share, offered by the holders thereof (the “Selling Shareholder Shares”), who are deemed to be statutory underwriters. The selling shareholders will offer their shares at a price of $0.08 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

The maximum number of Shares that can be sold pursuant to the terms of this offering by the selling shareholders is (in aggregate) 72,000,000. Funds received by the selling shareholders will be immediately available to such selling shareholders for use by them. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares.

The offering will terminate twenty-four (24) months from the date that the registration statement relating to the Shares is declared effective, unless earlier fully subscribed or terminated by the Company. The Company intends to maintain the current status and accuracy of this prospectus and to allow selling shareholders to offer and sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission. All costs incurred in the registration of the Shares are being borne by the Company.

Prior to this offering, there has been no public market for the Company’s common stock. No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

Neither the Company nor any selling shareholders has any current arrangements nor entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares. If the Company or selling shareholders can locate and enter into any such arrangement(s), the Shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

Assumed Price
To Public
Per Common Stock
Share Offered	$0.08 per share

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act.

These securities involve a high degree of risk. See “RISK FACTORS” contained in this prospectus beginning on page 6.

BioPharma Manufacturing Solutions, Inc.

1443 Merion Way, #51G

Seal Beach, California 90740

(562) 244-9785

Prospectus dated __________________, 2013

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TABLE OF CONTENTS

Prospectus Summary	4
Risk Factors	6
Forward-Looking Statements	12
Determination of Offering Price	12
Dividend Policy	12
Selling Shareholders Sales	12
Plan of Distribution	12
Description of Securities	13
The Business	14
The Company	20
Plan of Operation	24
Management's Discussion and Analysis of Financial Condition and Results of Operations	24
Management	26
Executive Compensation	27
Security Ownership of Certain Beneficial Owners and Management	28
Certain Relationships and Related Transactions	28
Selling Shareholders	29
Shares Eligible for Future Sales	31
Legal Matters	31
Experts	31
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	32
Financial Statements	33

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PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

History

The Company provides a broad spectrum of specialized services to the biotechnology and pharmaceutical industries. The Company was incorporated in the State of Delaware in April 2011, and was formerly known as Beachwood Acquisition Corporation.

In August 2011, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. At that time, the shareholders of the Company and its board of directors also unanimously approved the change of the Company’s name from Beachwood Acquisition Corporation to BioPharma Manufacturing Solutions.

On October 11, 2012, the Company acquired BioPharmaceutical Process Engineering and Consulting Services (“BPECS”), a component of GMR Engineering Inc. (“GMR”), in a stock-for-assets transaction (the “Acquisition”). BPECS consists of the components of GMR which comprise its consulting, design and engineering services, but does not include GMR’s manufacturing components or equipment. GMR was incorporated in the State of California in June 1996 to engage in professional practice in automated process control and instrumentation systems in the pharmaceutical industry. Prior to the Acquisition, the Company had no ongoing business or operations and was established for the purpose of completing a business combination with a target company, such as BPECS. As a result of the Acquisition, the Company acquired the operations and business of BPECS. While the Company has taken over the business and operations of BPECS, GMR remains a separate entity with its own independent business and operations. The purpose of the Acquisition was to facilitate and prepare BPECS, as part of the Company, for a registration statement and/or public offering of securities.

The Company is located at 1443 Merion Way, #51G, Seal Beach, CA 90740. The Company’s main phone number is (562) 244-9785.

Business

The Company provides technology transfer and scale-up, project management, process design, value engineering, process automation and process validation consulting services to biotechnology and pharmaceutical manufacturers in the life sciences industry. The Company assists its clients in all phases of biopharmaceutical project lifecycle from concept, risk assessment and design through installation, validation and Food and Drug Administration (“FDA”) approval.

In a typical situation, the Company would assist its clients with technical transfer and scale-up of the process used to manufacture a development stage or FDA approved medicine. Once the process design and risk assessment is complete, the Company would then design and/or procure the requisite manufacturing equipment needed to produce the medicine. Upon completion and receipt of equipment, the Company would manage installation of procured equipment and the critical utilities required to support this equipment. After installation, the Company would then assist its clients in the qualification and validation of the installed equipment, critical utilities and automation/electronic reporting systems. Subsequently, the Company would provide technical support for the conformance runs and process validation of the completed biopharmaceutical process and facility leading up to FDA submission. Finally, the Company also provides follow-up technical services to help its clients address any relevant FDA post-submission questions.

The Company (having acquired the BPECS portion of GMR) has a 16-year successful business track record in delivering turnkey, fast-track, on-time, on-budget quality manufacturing processes. The Company is a valuable long-term partner with its clients in being able to provide legacy and after-market lifecycle support services for FDA-approved biopharmaceutical processes and facilities. The Company also provides technical assistance in helping its clients resolve CAPA, FDA 483 and Warning Letter issues related to the manufacturing of their products. For example, the Company provides reliable, secure and efficient automated manufacturing processes and data collection/retrieval systems designed to reduce the risk of non-compliance, and in addition, the Company provides the analytical expertise to help its clients determine root causes of compliance failure, and then correct and prevent any future non-compliance issues that might arise in the lifecycle of a typical biopharmaceutical process and facility.

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In addition to growing its existing engineering and consulting services business, future plans for the Company plans include developing in-house manufacturing capabilities and growing its own line of biopharmaceutical process equipment and automation systems targeted for both clinical and commercial scale markets.

Additional future plans for the Company include leveraging its technology transfer, scale-up and process engineering expertise to contract or build its own modular clinical scale manufacturing facility. The Company’s intent is to cultivate its relationships with industry and academic research communities and provide technical transfer, scale-up and contract manufacturing services ranging from clinical scale manufacturing of development-stage medicines to contract manufacturing of generic medicines. The potential scope of medicines that may benefit from the Company’s services broadly range from development-stage stem-cell cancer treatments or other cutting-edge, niche clinical medicines to biotechnology and pharmaceutical drugs

The Company believes that providing a “ready to use” clinical scale manufacturing facility can shorten the Investigational New Drug (IND) application time frame, provide a more cost-effective and repeatable process for getting these drugs into, and through, clinical trials and provide increased commercial opportunities for pharmaceutical companies by improving the chance of success for development-stage drug projects.

Risks and Uncertainties facing the Company

The Company has limited operating history as an independent working business, as BPECS was previously a part of the business of GMR. The Company may experience losses in the near term. The Company may need to create a source of additional revenue or locate a source of additional financing in order to continue its developmental plans. As BPECS has not previously operated as its own independent entity, the Company has no prior experience in building and marketing construction and development plans similar to that of the Company and in executing a business on such a broad scale.

One of the biggest challenges facing the Company will be in continuing to locate and obtain new clients and business opportunities. Previously, BPECS received its business and clients from its affiliation with GMR. While it is expected that GMR and BPECS may have a close working relationship in the near term, GMR may not continue to be an active source of new business opportunities and potential clients for the Company. Secondarily, as the Company continues to build its business and expand its operations, a major challenge will be identifying and targeting effective sales, marketing and distribution strategies to reach its intended end customers. The Company will need to develop and implement effective sales, marketing and advertising strategies.

Due to financial constraints and the affiliation of BPECS with GMR (which has a successful business track record spanning more than 16 years since its original incorporation), the Company has to date conducted limited advertising and marketing to reach customers. In addition, the Company has not yet located the sources of funding to develop an expanded business plan and a wider scope of operations. If the Company were unable to locate such financing and/or later develop strong and reliable sources of potential customers and a means to efficiently reach buyers and customers, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop the extent of its business plan and wider corporate objectives.

The Company is aware of these risks and is addressing them in the following manner: (i) by continuing to focus on maintaining and growing the proven organic business brought into the Company in its merger with BPECS; (ii) addressing the added resource requirements necessary to grow this organic business by maintaining key relationships with its experienced personnel; (iii) bringing aboard resources that have sales and marketing, accounting, engineering, R&D, automation, quality and regulatory experience in biopharmaceutical or related industries.

Trading Market

Currently, there is no trading market for the securities of the Company. The Company intends to initially apply for admission to quotation of its securities on the OTC Bulletin Board as soon as possible, which may be while this offering is still in process. There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board. See “RISK FACTORS” and “DESCRIPTION OF SECURITIES”.

The Offering

The maximum number of Shares that can be sold pursuant to the terms of this offering is 72,000,000. The offering will terminate twenty-four (24) months from the date of this prospectus unless earlier fully subscribed or terminated by the Company.

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This prospectus relates to the offer and sale by certain shareholders of the Company of up to 72,000,000 Shares (the “Selling Shareholder Shares”). The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $0.08 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

Common stock outstanding before the offering	94,300,000	(1)

Common stock for sale by selling shareholders	72,000,000

Common stock outstanding after the offering	94,300,000

Offering Price	$0.08 per share

Proceeds to the Company	$0

(1) Based on number of shares outstanding as of the date of this prospectus.

The Company will not receive any proceeds from any sale of the Shares.

Summary Financial Information

The statements of operations data for the period from April 20, 2011 (inception) to December 31, 2011 is derived from the audited financial statements of the Company and related notes thereto included elsewhere in this prospectus. The statement of operations data for the period ended September 30, 2012 is provided below for the Company, and is derived from the unaudited financial statements and related notes thereto included elsewhere in this prospectus.

	Nine months ending	Year ending
	September 30, 2012	December 31, 2011
	(unaudited)

Statement of operations data
Net revenue	$0	$0
Operating expenses	$(122,524)	$(122,524)
Net income	$(122,524)	$(122,524)
Net loss per share, basic and diluted	(0.00)	(0.00)
Weighted average number of shares outstanding, weighted and diluted	93,912,226	40,902,549

	At September 30, 2012	At December 31, 2011
	(unaudited)
Balance sheet data
Cash and cash equivalents	$277,562	$270,333
Total assets	$277,562	$398,854
Total liabilities	$0	$400
Total stockholders’ equity (deficit)	$277,562	$398,454

RISK FACTORS

A purchase of any Shares is an investment in the Company’s common stock and involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus, before the purchase of the Shares. If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer. In this case, the market price of the common stock could decline, and investors may lose all or part of the money they paid to buy the Shares.

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The Company’s operations business may not perform well as an entity separate from GMR.

Up until the time of the Acquisition, BPECS was a constituent part of the entity GMR. As such, BPECS benefited from the longstanding reputation and industry acceptance afforded to GMR, which has a track record of more than 16 years in the industry. The Company may not be able to continue to generate business, maintain client relationships and/or expand its operations as an entity that is separate from GMR. The Company has already received a purchase order contract for its services from a major pharmaceutical company and is in the process of fulfilling its contractual obligations under this project (this purchase order was initially received through GMR’s reputation with the client, which helped secured the purchase order; however, all of the project execution and work under the purchase order is the sole responsibility of the Company, and having completed work for the client, the Company is now an approved supplier of the client and solicits business from, and works directly with, the client free from the involvement of GMR).

The Company only has one significant customer relationship, which exposes the Company to a substantial client concentration risk.

To date, the Company only has one significant customer relationship, and as such, the Company’s business is dependent on its existing customer relationship. The Company is in the process of building additional customer relationships and seeking out new customers. However, until the Company obtains additional customers, the Company will be exposed to a substantial client concentration risk as a result of having only one customer relationship. The loss of this customer could have a severely adverse effect on the Company’s business and operations.

No assurance of continued market acceptance.

There can be no assurance that the Company’s services will have any competitive advantages. Also, there is no assurance that the market reception will be positive, or will continue at all, for BPECS.

It may be difficult for any prospective investor to properly assess the Company’s profitability or performance.

It is difficult for an investor to assess the performance of the Company or to determine whether the Company will meet its projected business plan. The Company has limited financial results upon which an investor may judge its potential, and has only recently become separate of GMR. The Company may in the future experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses. An investor will be required to make an investment decision based solely on the Company management’s history and its projected operations in light of the risks, expenses and uncertainties that may be encountered by engaging in the Company’s industry. An investor will have to evaluate how the Company will perform without being a part of GMR on a forward-looking basis.

Even with the Company initially benefiting from its relationship with an established business such as GMR, there is risk still associated with both maintaining the existing business and growing the new business. There is also risk in maintaining or increasing profitability in these businesses. BPECS was an integral part of GMR’s success for over 16 years. The Company believes that the same overall business strategy, commitment to providing quality service, and key personnel instrumental in BPECS’ success, would all transfer as benefits and assets to the Company’s future success.

The Company has a small financial and accounting organization. Being a public company may strain the Company's resources, divert management’s attention and affect its ability to attract and retain qualified officers and directors.

The Company has a limited finance and accounting organization, and the rigorous demands of being a public company require a structured and developed finance and accounting group. As a reporting company, the Company is already subject to the reporting requirements of the Securities Exchange Act of 1934. However, the requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which may be prohibitive to the Company as it operates and further develops its business, services and scope.. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company's business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed..

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If the Company is unable to generate sufficient cash from operations, it may find it necessary to curtail development and operational activities.

The Company has an extensive business plan to foster its growth and continued expansion. If the Company is unable to generate sufficient cash from its ongoing operations, then it would not be able to proceed with its business plan or possibly to successfully develop its planned expansion or broader operations at all.

The operations of the Company are speculative.

The success of the proposed business plan of the Company will depend to a great extent on the operations, financial condition and management of the Company. Although the Company has a business plan and intends to execute its overall business strategy, limited operations have been conducted to date as an entity separate from GMR. As no revenues have been finalized or consummated as a business separate from GMR, the proposed operations of the Company remain speculative. The Company plans to soon complete its first independent contract with a major pharmaceutical company and is expected to book revenue for this contract in the third or fourth quarter of 2012.

The Company may not be able to obtain capital necessary to carry out its intended business plans and operations.

The Company may require capital in order to implement its intended business plans and operations. If the Company is unable to generate such capital through operations or obtain such capital from third party sources (such as, without limitation, from other investors, banks and/or other lenders), the ability of the Company to succeed will be significantly harmed. There is no assurance that the Company will be able to obtain any capital from outside sources.

One of the Company’s officers and directors beneficially owns and will continue to own a significant portion of the Company’s common stock and, as a result, can exercise control over stockholder and corporate actions.

Mr. Gary Riccio, the sole officer and director of the Company, is currently the beneficial owner of greater than 25% of the Company’s outstanding common stock and assuming sale of all the Shares, will still own a similar percentage of the Company’s then outstanding common stock upon closing of the offering. As such, he will be able to exercise significant control on matters requiring approval by stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares. The Company plans to address these risks by building a board of directors, business management infrastructure and technical services team.

The Company depends on its management to manage its business effectively.

The Company’s future success is dependent in large part upon its ability to understand and operate its business plan and to attract and retain highly skilled management, operational and executive personnel. In particular, due to the nature of the Company's business, its future success is highly dependent on its officers, to provide the necessary experience and background to execute the Company's business plan. The loss of any officer’s services, particularly Mr. Gary Riccio, could impede the Company’s ability to continue to operate, to grow its business and to develop its objectives, and as such, would negatively impact the Company's possible overall success.

Government regulation could negatively impact the business.

The Company’s business segments may be subject to various government regulations in the jurisdictions in which they operate, but the Company does not believe that any such regulations are outside of the ordinary course of most business enterprises (e.g. basic business licenses. etc). Due to the scope of the Company’s operations, the Company could potentially in the future be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry. The most likely source of regulation that would adversely affect the business is the U.S. Food and Drug Administration (FDA).

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There has been no prior public market for the Company’s securities and the lack of such a market may make resale of the stock difficult.

No prior public market has existed for the Company’s securities and the Company cannot assure any investor that a market will develop subsequent to this offering. An investor must be fully aware of the long-term nature of an investment in the Company. The Company intends to apply for quotation of its common stock on the OTC Bulletin Board as soon as possible which may be while this offering is still in process. However, the Company does not know if it will be successful in such application, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board. If for any reason the common stock is not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, investors in the offering may have difficulty selling their common stock should they desire to do so. If the Company is not successful in its application for quotation on the OTC Bulletin Board, it will apply to have its securities quoted by the Pink OTC Markets, Inc., real-time quotation service for over-the-counter equities.

The Company does not intend to pay dividends to its stockholders, so investors will not receive any return on investment in the Company prior to selling their interest in it.

The Company does not project paying dividends but anticipates that it will retain future earnings for funding the Company’s growth and development. Therefore, investors should not expect the Company to pay dividends in the foreseeable future. As a result, investors will not receive any return on their investment prior to selling their Shares in the Company, if and when a market for such Shares develops. Furthermore, even if a market for the Company’s securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor. There is a possibility that the Shares could lose all or a significant portion of their value from the initial price paid in this offering.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company's common stock may be below $5.00 per share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

The Company's election not to opt out of JOBS Act extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The recently enacted JOBS Act will also allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd- Frank Act relating to compensation of its chief executive officer;

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be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and

be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. The Company will no longer qualify as an emerging growth company after the earliest of:

(i) the completion of the fiscal year in which the Company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the Company’s IPO;

(iii) the Company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv) the Company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

The Company may face significant competition from companies that serve its industries.

The Company may face competition from other companies that offer similar solutions. Some of these potential competitors may have longer operating histories, greater brand recognition, larger client bases and significantly greater financial, technical and marketing resources than the Company possesses. These advantages may enable such competitors to respond more quickly to new or emerging trends and changes in customer preferences. These advantages may also allow them to engage in more extensive market research and development, undertake extensive far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential customers, employees and strategic partners. The Company believes that its current and anticipated solutions are, and will be, sufficiently different from existing competition, and that there is limited to no competition in its local area. However, it is nevertheless possible that potential competitors may have or may rapidly acquire significant market share. Increased competition may result in price reductions, reduced gross margin and loss of market share. The Company may not be able to compete successfully, and competitive pressures may adversely affect its business, results of operations and financial condition.

No formal market survey has been conducted.

No independent marketing survey has been performed to determine the continued and/or potential demand for BPECS and its solutions. The Company has conducted no marketing studies regarding whether BPECS would actually be marketable on a larger scale or appeal to a wider set of clients. Moreover, the Company has not independently confirmed that its planned expansion of services responds to actual market needs. No assurances can be given that upon marketing, sufficient customer markets and business segments at BPECS can be developed to sustain the Company’s operations on a continued basis.

The Company may be subject to increasing environmental and regulatory restrictions and developments, which may result in increased costs, lower revenue and profits and/or difficulty in conducting business.

Current, or future, environmental regulations may affect the availability or cost of goods and services, such as natural resources, which are necessary to operate the Company’s business. Any violation of these laws could adversely affect the Company and its business. The Company’s operations may necessitate the use and handling of hazardous materials and, as a result, they may be subject to various federal, state, local and foreign laws, regulations and ordinances relating to the protection of the environment, including (without limitation) those regulations governing discharges to air and water, handling and disposal practices for solid and hazardous wastes, the cleanup of contaminated sites and the maintenance of a safe work place. These laws impose penalties, fines and other sanctions for noncompliance and liability for response costs, property damages and personal injury resulting from past and current spills, disposals or other releases of, or exposure to, hazardous materials. The Company could incur substantial costs as a result of noncompliance with or liability for cleanup or other costs or damages under these laws. The Company may become subject to more stringent environmental laws in the future. If more stringent environmental laws are enacted in the future, these laws could have a material adverse effect on the business, financial condition and results of operations of the Company.

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The Company has authorized the issuance of preferred stock with certain preferences.

The board of directors of the Company is authorized to issue up to 20,000,000 shares of $0.0001 par value preferred stock. The board of directors has the power to establish the dividend rates, liquidation preferences, and voting rights of any series of preferred stock, and these rights may be superior to the rights of holders of the Shares. The board of directors may also establish redemption and conversion terms and privileges with respect to any shares of preferred stock. Any such preferences may operate to the detriment of the rights of the holders of the Shares, and further, could be used by the board of directors as a device to prevent a change in control of the Company. No such preferred shares or preferences have been issued to date, but such shares or preferences may be issued at a later time, subject to the sole discretion of the board of directors.

The Company does not maintain certain insurance, including errors and omissions and indemnification insurance.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations. Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations. Any such liability which might arise could be substantial and may exceed the assets of the Company. The certificate of incorporation and by-laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under Delaware law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

Intellectual property and/or trade secret protection may be inadequate.

The Company has not yet applied for any intellectual property or trade secret protection on any aspects of its business, but the Company does have plans to obtain patents, copyright, trademarks and/or service marks on all of its equipment, solutions and services in a timeframe that most reasonably suits the Company’s overall best interests. However, there can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar solutions and services.

The Company is subject to the potential factors of market and customer changes.

The business of the Company is susceptible to changing preferences of its clients. The needs of clients are subject to constant change. Although the Company intends to continue to develop and improve its services to meet changing customer needs and demands of the marketplace, there can be no assurance that funds for such expenditures will be available, that the Company's competition will not develop similar or superior capabilities or that the Company will be successful in its internal efforts. The future success of the Company will depend in part on its ability to respond effectively to rapidly changing trends, industry standards and customer requirements by adapting and improving the features of its offered services.

The offering price of the Shares has been arbitrarily determined by the Company and such offering should not be used by an investor as an indicator of the fair market value of the Shares.

Currently there is no public market for the Company’s common stock. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. Thus an investor should be aware that the offering price does not reflect the fair market price of the Shares.

The Company may complete a primary public offering (or private placement) for Shares in parallel with or immediately following this offering.

The Company may conduct a primary public offering (or private placement) for Shares to raise proceeds for the Company. Such an offering may be conducted in parallel with or immediately following this offering. Sales of additional Shares will dilute the percentage ownership of shareholders in the Company.

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Forward-Looking Statements

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate. The Company’s businesses can be affected by, without limitation, such things as natural disasters, economic trends, international strife or upheavals, consumer demand patterns, labor relations, existing and new competition, consolidation, and growth patterns within the industries in which the Company competes and any deterioration in the economy may individually or in combination impact future results.

DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the price at which the Shares are being offered has been arbitrarily determined by the Company. This price does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company but represents solely the arbitrary opinion of management of the Company.

DIVIDEND POLICY

The Company does not anticipate that it will declare dividends in the foreseeable future but rather intends to use any future earnings for the development of its business.

SELLING SHAREHOLDER SALES

This prospectus relates to the sale of 72,000,000 outstanding shares of the Company’s common stock by the holders of those shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $0.08 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the common stock. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. The distribution of the common stock by the selling shareholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately negotiated sales; by a combination of these methods; or by other means. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders’ Shares.

PLAN OF DISTRIBUTION

The Company and the selling shareholders are seeking an underwriter, broker-dealer or selling agent to sell the Shares. Neither the Company nor the selling shareholders have entered into any arrangements with any underwriter, broker-dealer or selling agent as of the date of this prospectus. At the time of this prospectus, neither the Company nor the selling shareholders has located a broker-dealer or selling agent to sell the Shares.

The Company intends to maintain the currency and accuracy of this prospectus and to permit offers and sales of the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

Pursuant to the provisions of Rule 3a4-1 of the Securities Exchange Act of 1934, none of the officers or directors offering the Shares is considered to be a broker of such securities as (i) no officer or director is subject to any statutory disqualification, (ii) no officer or director is nor will be compensated by commissions for sales of the securities, (iii) no officer or director is associated with a broker or dealer, (iv) all officers and directors are primarily employed on behalf of the Company in substantial duties and (v) no officer or director participates in offering and selling securities more than once every 12 months.

The offering will terminate 24 months following the date of the initial effectiveness of the registration statement to which this prospectus relates, unless earlier closed.

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Resales of the Securities under State Securities Laws

The National Securities Market Improvement Act of 1996 ("NSMIA") limits the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Resales of the Shares in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker). The resale of such Shares may be subject to the holding period and other requirements of Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission.

Selling Shareholders

The selling shareholders will offer their shares at a price of $0.08 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale. The distribution of the Selling Shareholder Shares may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales, by a combination of these methods or by other means. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the Shares. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders' Shares. Of the 72,000,000 Selling Shareholder Shares included in the registration statement of which this prospectus is a part, 48,700,000 Selling Shareholder Shares are held by officers, affiliates or directors of the Company.

DESCRIPTION OF SECURITIES

Capitalization

The Company is authorized to issue 150,000,000 shares of common stock, par value $0.0001, of which 94,300,000 shares are outstanding as of the date of the registration statement, of which this prospectus is a part. The Company is also authorized to issue 20,000,000 share of preferred stock, par value $0.0001, of which no shares were outstanding as of the date of the registration statement, of which this prospectus is a part.

The following statements relating to the capital stock set forth the material terms of the securities of the Company, however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Common Stock

The Company is registering up to 72,000,000 shares of common stock for sale to the public by the holders thereof at a price of $0.08 per Share. The Company is not directly offering any Shares for sale.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder's share value.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors. The board of directors may fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders of the Company, except that no holder of preferred stock shall have preemptive rights. Any shares of preferred stock so issued would typically have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

At present, the Company has no plans to issue any preferred stock or adopt any series, preferences or other classification of preferred stock. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.

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Although the Company’s board of directors is required to make any determination to issue such preferred stock based on its judgment as to the best interests of the stockholders of the Company, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

Admission to Quotation on the OTC Bulletin Board

If the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. In addition, the Company must make available adequate current public information as required by applicable rules and regulations.

In certain cases the Company may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc. In general there is greater liquidity for traded securities on the OTC Bulletin Board, and less through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of the Company will be traded following the effectiveness of this registration statement.

Transfer Agent

It is anticipated that Globex Transfer, LLC of Deltona, Florida will act as transfer agent for the common stock of the Company.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Company has not paid any dividends to date. The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends in the foreseeable future.

THE BUSINESS

Summary

The Company provides technology transfer and scale-up, project management, process design, value engineering, process automation and process validation consulting services to biotechnology and pharmaceutical manufacturers in the life sciences industry. The Company assists its clients in all phases of biopharmaceutical project lifecycle from concept, risk assessment and design through installation, validation and Food and Drug Administration (“FDA”) approval.

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In a typical situation, the Company would assist its clients with technical transfer and scale-up of the process used to manufacture a development stage or FDA approved medicine. Once the process design and risk assessment is complete, the Company would then design and/or procure the requisite manufacturing equipment needed to produce the medicine. Upon completion and receipt of equipment, the Company would manage installation of procured equipment and the critical utilities required to support this equipment. After installation, the Company would then assist its clients in the qualification and validation of the installed equipment, critical utilities and automation/electronic reporting systems. Subsequently, the Company would provide technical support for the conformance runs and process validation of the completed biopharmaceutical process and facility leading up to FDA submission. Finally, the Company also provides follow-up technical services to help its clients address any relevant FDA post-submission questions.

The Company (having acquired the BPECS portion of GMR) has a 16-year successful business track record in delivering turnkey, fast-track, on-time, on-budget quality manufacturing processes. The Company is a valuable long-term partner with its clients in being able to provide legacy and after-market lifecycle support services for FDA-approved biopharmaceutical processes and facilities. The Company also provides technical assistance in helping its clients resolve CAPA, FDA 483 and Warning Letter issues related to the manufacturing of their products. For example, the Company provides reliable, secure and efficient automated manufacturing processes and data collection/retrieval systems designed to reduce the risk of non-compliance, and in addition, the Company provides the analytical expertise to help its clients determine root causes of compliance failure, and then correct and prevent any future non-compliance issues that might arise in the lifecycle of a typical biopharmaceutical process and facility.

In addition to growing its existing engineering and consulting services business, future plans for the Company plans include developing in-house manufacturing capabilities and growing its own line of biopharmaceutical process equipment and automation systems targeted for both clinical and commercial scale markets.

Additional future plans for the Company include leveraging its technology transfer, scale-up and process engineering expertise to contract or build its own modular clinical scale manufacturing facility. The Company’s intent is to cultivate its relationships with industry and academic research communities and provide technical transfer, scale-up and contract manufacturing services ranging from clinical scale manufacturing of development-stage medicines to contract manufacturing of generic medicines. The potential scope of medicines that may benefit from the Company’s services broadly range from development-stage stem-cell cancer treatments or other cutting-edge, niche clinical medicines to biotechnology and pharmaceutical drugs

The Company believes that providing a “ready to use” clinical scale manufacturing facility can shorten the Investigational New Drug (IND) application time frame, provide a more cost-effective and repeatable process for getting these drugs into, and through, clinical trials and provide increased commercial opportunities for pharmaceutical companies by improving the chance of success for development-stage drug projects.

The Industry: Development Services

The Company believes that the research and development (R&D) process required to bring a drug successfully to market remains a challenging and expensive process, which requires a unique combination of scientific excellence with a thorough understanding of the business environment. Accordingly, there is a high attrition rate that exists to convert an early stage life science innovation to an FDA-approved pharmaceutical and biotechnology product. Many companies that are engaged in this process are simply unable to progress beyond their receipt of initial funding and basic efforts to develop their products.

Due to the dynamics of the drug development sector, the Company believes that biotechnology and pharmaceutical companies, both large and small, are actively looking for new ways to conduct business. Any solution that will accelerate success in this difficult environment should hold appeal, and in particular, better abilities to discover, develop and deliver new drugs. In addition, companies want to find avenues to manufacture these drugs more cost-effectively and to sell and market them more successfully once developed. The Company believes that a novel and integrated solution – a “virtual company” offers many benefits. Such a virtual company would allow the company to retain key intellectual expertise while outsourcing or partnering with specialized pharmaceuticals firms that can provide complimentary drug research, development and manufacturing expertise.

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A pharmaceutical industry analyst at Visiongain, has recently echoed this outlook, nothing that “[t]he global pharmaceutical contract manufacturing industry will benefit from a continued move to strategic outsourcing by the pharmaceutical industry,” and “[t]hat industry will look more to long-term relationships with a few selected contract manufacturing organizations (CMOs) as the decade goes on. Becoming a full-service CMO or specializing in a niche area will best allow contract manufacturers to take advantage of these strategic partnerships.” The Company hopes to capitalize on BPECS’ extensive history of successfully providing innovative solutions to existing biotechnology and pharmaceutical clients. The Company plans to address the niche opportunity with specialized facilities and equipment, organization and personnel, and its testing and operations capabilities required to support all phases of clinical drug development.

The Market

Based upon publically available information (including the IMAP Pharmaceutical Research Report), the Company expects that the global pharmaceutical market would grow by 8.3% and reach approximately $875 billion as of year-end 2010. In the long run, the global pharmaceutical market is expected to grow at a compound annual growth rate of 5-8% per year through 2014. There are many challenges facing the industry that will impact the future growth of the pharmaceutical industry: mergers and acquisitions, patent expiration, growth of generics, drug spending, growing regulatory pressures from the FDA growth of the emerging markets and low productivity of R&D activities leading to decreasing products in the drug development pipeline.

The Company believes, based on management’s estimates and understanding of industry data and information, that the pharmaceutical and biotechnology industry is estimated to have over 795 active development projects in the North American market valued at about $26 billion, of which approximately $14 billion in activity per year actually occurs. Even with a slowing economy and less growth in the overall pharmaceutical industry, the Company believes that there has been less impact on the overall spending for capital projects and development initiatives in this sector. The Company expects continued robust growth for the major areas in capital spending that support new drug development projects, including grassroots construction, production, packaging and line expansions/additions, research and development facilities and process upgrades, and construction and building of specialized plants.

The Company’s Presence in the Market

BPECS (through GMR formerly) has established a solid presence and reputation for success in the biopharmaceutical marketplace for the past 16 years. The Company intends to use its existing technology transfer and scale-up process engineering, process automation, process validation and manufacturing expertise to obtain a growing share of the capital engineering and consulting services market and to use this expertise to develop its own line of manufacturing equipment to service the needs of its clients and the industry at large. The Company plans to develop the equipment manufacturing segment of its business by designing and manufacturing, for both clinical and commercial uses, a line of engineered process equipment specifically targeting the process equipment needs of clinical, CMOs and commercial biotechnology and pharmaceutical manufacturers. The Company also plans to build its own “ready to use” modular clinical scale contract manufacturing facility which both the private industry and academic research community can employ to shorten the Investigational New Drug (IND) application time frame, provide a more cost-effective and repeatable process for getting these drugs into, and through, clinical trials and to provide increased commercial opportunities for pharmaceutical companies by improving the chance of success for development-drug projects.

To date, BPECS only has one significant customer relationship, and as such, the Company’s business is dependent on its existing customer relationship. The Company is in the process of building additional customer relationships and seeking out new customers.

Manufacturing Capabilities and Equipment Product Expansion

The Company plans to design, build and develop its own proprietary biopharmaceutical process equipment. The Company plans to self-fund this new project through capital reserves and/or profits generated from its engineering and consulting services business. If needed, in the future, the Company may seek to negotiate standard credit terms with parts suppliers or other vendors to manage cash flow and financing. The expertise for the equipment designs will be obtained through the engineering capabilities that the Company now possesses (due to its acquisition of BPECS) and the design experience of the Chief Executive Officer, Mr. Gary Riccio, of the Company. As the Company develops new equipment designs, its goal is to file for intellectual property protection (such as patents) on these designs.

The Company has identified several important milestones to achieve in the development and growth of the biopharmaceutical equipment segment of the Company’s business. The overall estimated time from initial fabrication to delivery of an equipment product is expected to be approximately six months. The projected sequence of events and milestones is the following:

•	Product Design

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•	Development of Marketing Brochures and Sales Literature
•	Sale of Product Concept To Client
•	Receipt of Down-payment from Client
•	Fabricate Product
•	Deliver Finished Product To Client
•	Validation Of Equipment at Client Facility
•	FDA Approval for Client Production Use

The principal steps and timeframe in manufacturing products is expected to correspond to the implementations schedule described below:

Principal Steps and Projected Timeline:	Estimated Implementation Schedule

Receipt of Sales Order from Client	Start Date
Generate Equipment Fabrication Drawings and Bill of Materials	Week 1-2
Receive Approved Drawing from Client	Week 3-4
Purchase Required Components (Mechanical, Electrical, Instrumentation, Computer)	Week 5-6
Fabricate sub-assemblies of prototype	Week 7-11
Assemble Prototype	Week 12-14
Initial Testing	Week 15
Review Tests and Finalize Design	Week 16
Implement Final Modifications	Week 17-18
Perform Final Tests	Week 19
Generate Turnover Package (equipment/training manuals, quality test) Documentation	Week 20
Deliver Final Product	Week 21
Train Client Operations and Maintenance Personnel on Equipment	Week 22
Support Clients In-House Validation of Equipment for Use with Their Product	1 Week (Per Client Schedule)
Support Client in FDA Submission to Use Equipment for Production Use	1 Week (Per Client Schedule)

The initial prototype development cost for the equipment is expected to exceed the market price of the final production model (i.e. initial prototype development costs are estimated to reach $50,000 versus an expected $32,000 sales price, as determined from pre-bidding on projects with potential clients). However, final production model costs (after prototyping in complete) will be lower than the anticipated sales price. The estimated break-down of product costs for the prototype is shown below:

Product Cost Breakdown (approx.) :

Initial design costs:	$2,000

Equipment Purchase:
Computer Control System Hardware	$6,000
Computer Control System Software	$4,000
Mechanical equipment (valves, pump, tubing)	$6,000
Electrical equipment (motors, heater, components)	$4,000
Instruments	$6,000

Software Programming	$7,000
Mechanical Assembly (welding, mounting)	$6,000
Electrical Installation (wiring, mounting, terminations)	$4,000
Testing	$3,000
Documentation	$1,000
Validation Support (At Client Facility)	$2,000
Post-FDA Submission Support	$1,000

Total Production Development Cost (approx.):	$50,000

There are key items which the Company must focus on in order to succeed in its development and launch of the equipment products, including the following:

-Focusing on solving niche problem areas in clients’ manufacturing processes

-Developing innovative and competitively-priced equipment solutions that solve client problems

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-Filing for patents on the Company’s designs

-Actively marketing the Company’s products

-Delivering products per clients’ schedules and budget requirements

-Supporting clients’ validation and FDA submission efforts

There are no conditions inhibiting development of the Company’s manufacturing equipment plans. The products will generally be built and/or made to order, hence reducing the risk of unused and/or accumulated inventory. The Company plans to self-fund the initial launch, development and sales and marketing efforts from existing capital reserves and ongoing cash flow and profits from its services business operations.

Competition

The Company operates in a competitive environment with numerous participants being able to offer services that can fulfill the needs to biotechnology and pharmaceutical clients. The Company believes that as the overall pharmaceutical and biotechnology industry continues to experience heavy competition, established longstanding service providers (such as BPECS) will be required to compete more effectively and offer better solutions at more cost-effective prices in order to retain their competitive advantages. The Company believes that it has a solid market position within this competitive marketplace, because BPECS has an established track record and the Company can offer efficient, client-friendly service solutions that many larger established competitors are unable to provide clients.

In the Company’s existing process engineering services business, the Company believes that there are numerous competitors, since the marketplace is widely fragmented and many small service firms can easily set up a business and operate. Other than the skill set required to provide the underlying services that BPECS offers, the barriers to entry are low. In the Company’s proposed expanded business, including its proposed line of process equipment, there are at least five or six well-reputed competitors. One area in which the Company believes that its expertise on delivering FDA-approved manufacturing process systems gives it an advantage over these competitors is in developing process equipment that will address niche concerns or problem areas for its clients. This capability had been obtained from years on working in the clean rooms and manufacturing floor of its clients. In the future, the Company would seek to patent the designs of its newly developed equipment.

It is difficult to obtain an accurate estimate of the competition in the industry as it is based on a number of factors: the valued-added design and engineering expertise of the competitor; designs for more efficient systems and equipment; and differentiation in the scope of services and equipment being offered. For example, many competitors provide equipment only, but they do not provide the engineering, automation, project management and validation services that are also provided by the Company. Others provide engineering and consulting services but cannot design or build process equipment that can solve the specific manufacturing problems of the industry.

Many of the competitors are large engineering firms, whose size gives them a distinct advantage for larger projects ($10 million and above) but operates as a disadvantage for smaller projects where it is difficult for them to compete with the smaller engineering firms on a cost basis. Moreover, although these large firms are key players in the design and project management phases of a biopharmaceutical project, they are a relatively smaller factor in commissioning and start-up of the equipment and processes as well as the equipment qualification and process validation phases of the project. On smaller projects, the latter phases often carry the highest risk, thus providing these services is often the most profitable.

Large firms do not generally manufacture their own process equipment but rather recommend or specify equipment vendors that they are often familiar with and with whom they have had success in past projects. However, biopharmaceutical processes often require specialty equipment that may not exist on the market in the form that the client would prefer. As a smaller firm, the Company thus has an opportunity to fill this need by building custom designed process equipment that meets the particular needs of the client.

Generally, larger contractors do not “hand-hold” the client through the commissioning/start-up, equipment and process validation phases of the project which are often more critical to the project’s success. By contrast, the Company, as a smaller firm, has built its reputation on working with its clients to solve factory-floor manufacturing problems. These services often play an important role in getting a newly installed biopharmaceutical facility out of the installation phase and into the validation phase leading up to FDA submission. This type of experience also extends to post-submission and legacy manufacturing processes where the Company can assist its clients in helping them resolve, as well as prevent, FDA warning letter and 483 citations.

The Company considers itself to be a smaller firm operating in the marketplace, but able to compete with larger companies, due to the Company’s client-centric focus and ability to work closely with clients throughout the process.

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Operations

The Company’s services are requested by clients on a year-round basis, and typically, there is no material effect of seasonality on the ongoing business of the Company.

The Company obtains most of its business through the established market presence of BPECS and its previous relationship with GMR. The Company maintains a limited employee workforce and conducts most of its operations through sub-contractors and other personnel who assist the Company in completing specific projects and tasks.

Over time, the Company expects that it will develop more business on its own (i.e. without affiliation or relationship with GMR existing clients or relationships) and that it will build a larger employee base. However, in the short term, the Company expects that its business will generally continue to involve a large degree of sub-contractors and outsourced project work for its clients.

In its services offerings, the Company offers industry-standard warranties on defective parts and the labor to replace them. The Company anticipates that it will continue to offer such warranties, and it will need to reserve and dedicate resources needed to meet its warranty obligations.

Relationship with GMR

GMR is an entity which is under common control by Mr. Riccio (the sole officer and director of the Company). The Company currently uses office space free-of-charge provided by GMR.

The Company does not expect that GMR would ever compete with the Company, as the divestiture of BPECS by GMR represents the cessation by GMR of that business line segment. The purpose of the Acquisition was to transition the customers and the services business of GMR (via BPECS) to the Company. Moreover, GMR and the Company are under common control, in that GMR is wholly owned and fully controlled by the Company’s largest shareholder, sole director and Chief Executive Officer, Mr. Gary Riccio. While GMR is currently assisting the Company in facilitating relationships for BPECS business from existing GMR clients, the Company expects that this process of transitioning many customer relationships from GMR to BPECS will be completed within the next 12 to 18 months; after such time, Mr. Riccio intends to dissolve GMR and focus his efforts principally in developing and managing the business and operations of the Company. Moreover, the Company has greater financial and intellectual resources available to it than does GMR and is better positioned than is GMR to expand the engineering and consulting services currently offered by BPECS. As such, the likelihood of a conflict of interest between GMR and the Company regarding customers and their business is low.

Strategic Partners and Suppliers

Other than its relationship with GMR, the Company does not believe that strategic partnerships are likely to be a major component of the Company’s operating strategy. With the exception of GMR, the Company has no strategic partners.

The Company does work extensively with a variety of subcontractors and service providers that assist the Company in delivery services to BPECS clients. The subcontractors and service providers are critical to the Company’s ability to timely provide cost-effective specialized services to its clients.

The Company does not currently require any special or customized raw materials in its business. All materials needed for the Company’s operations are readily available from various suppliers in the general marketplace. The Company plans to continue to use brand name components in its business, and will require minimum spare parts to support its customers. The Company has identified alternate suppliers in the event of the loss of a major supplier of the Company. Over the longer-term, the Company’s business plans include the development of contract manufacturing operations for clinical scale development drugs; at such time, specialized or customized raw materials may be required.

Governmental Regulations

The Company does not need or require any approval from government authorities or agencies in order to operate the regular BPECS business and operations. In addition, any proposed expansion to the Company’s business, including in building its own equipment or conducting additional engineering work, is not expected to require government approvals.

The Company’s business is not impacted from governmental regulations, other than ordinary and customary regulations applicable to most business (such as business licenses, contractor’s licenses, etc.) At present, there are no governmental regulations that are expected to have any significant ongoing impact of an adverse nature on the business and operations of the Company. Specifically, the Company does not incur costs of a material amount in complying with any applicable environmental laws and regulations. However, the Company believes that it is possible that, in the future, regulations of the U.S. Food and Drug Administration (FDA) are the most likely to potentially have an adverse effect on the business of the Company.

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Marketing Strategy

The Company has conducted limited advertising and marketing to date as the primary focus of the Company since inception has been to concentrate on delivering service to clients. The Company has not given substantial attention to constructing the marketing strategy and plans that it will use to expand and grow its business over the longer term.

The Company eventually anticipates a modest budget and need for marketing activities. The primary focus of marketing campaigns will be designed to help the Company find new customers and to increase awareness of the services that the Company offers to its clients. The Company plans to rely on both traditional marketing and online marketing opportunities to increase awareness of its services.

Sales Strategy

The Company expects that its sales team will work closely with the marketing team to convert prospects into new customers. To date, the Company has developed a limited sales organization, but it expects to build a more active sales presence to position itself for growth and expansion. Until the present time, the Company has conducted all of its sales efforts through direct sales to its clients through personnel of the Company. In the future, the Company expects that it may hire additional personnel to support its sales efforts.

Revenues

The Company has no revenues or profits as of the nine months ended September 30, 2012.

Pricing

The Company prices services for clients using customary billing arrangements, which are set by standard industry payment terms, such as initial deposits, progress billing and Net 30 and Net 60 day terms.

Equipment Financing

The Company has no existing equipment financing arrangements. The Company does not anticipate entering into equipment financing arrangements, as the Company intends to self-fund most purchases with its capital reserves or with reinvestment of profits from revenues. However, from time to time (when it is in the interests of the Company to do so), the Company will establish standard commercial financing terms with its suppliers (e.g. Net 30 days) and/or purchase equipment through standard commercial leasing practices.

THE COMPANY

Change of Control

The Company was incorporated in the State of Delaware in April 2011, and was formerly known as Beachwood Acquisition Corporation. In August 2011, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. At that time, the shareholders of the Company and its board of directors also unanimously approved the change of the Company’s name from Beachwood Acquisition Corporation to BioPharma Manufacturing Solutions.

Acquisition

On October 11, 2012, the Company acquired BioPharmaceutical Process Engineering and Consulting Services, a component of GMR Engineering Inc., in a stock-for-assets transaction. BPECS consists of the components of GMR which comprise its consulting, design and engineering services, but does not include GMR’s manufacturing components or equipment. GMR was incorporated in the State of California in June 1996 to engage in professional practice in automated process control and instrumentation systems in the pharmaceutical industry. Prior to the Acquisition, the Company had no ongoing business or operations and was established for the purpose of completing a business combination with a target company, such BPECS.

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The purpose of the Acquisition was to facilitate and prepare BPECS, as part of the Company, for a registration statement and/or public offering of securities. The Acquisition was effected by the Company through the issuance to Mr. Riccio (the sole shareholder of GMR) of 1,000,000 shares of common stock of the Company in exchange for certain assets of GMR. The assets acquired in the Acquisition consisted of the business of BPECS, which was comprised primarily of services contracts that GMR held with its clients. These contracts were assigned by GMR as part of the Acquisition and transferred as part of BPECS to the Company.

As a result of the Acquisition, the Company acquired the operations and business of BPECS. While the Company has taken over the business and operations of BPECS, GMR remains a separate entity with its own independent business and operations.

In the Acquisition, the Company acquired a variety of BPECS assets; however, no contracts were transferred or assigned from GMR as part of the transaction. The assets acquired by the Company from GMR as part of BPECS consisted of the following:

•	Physical assets (including intellectual property of material value)
o	Computers and information technology equipment/hardware
o	Engineering-related and other software electronic files
o	Mechanical and electrical design drawings and print-outs

•	Major Software Assets
o	Programmable Logic Controller Programming Software and License
o	SCADA/HMI Programming Software
o	Control System and Process Equipment Software Application Code
o	Electronic Batch Reporting System Software Application Code
o	Electronic copies of all Source Code and Software Design Templates for Biopharmaceutical Process Systems

•	Engineering and Validation Assets
o	Process Design and Instrumentation AutoCAD Drawings
o	Bills of Materials for Engineering Projects completed
o	Computer System Validation Protocols and Test Attachment Templates
o	Engineering Resource and Subcontractor List

•	Sales and Marketing Assets
o	GMR Client List and Personal Introduction to GMR Client Contacts

Relationship with Tiber Creek Corporation

In July 2011, the Company entered into an engagement agreement with Tiber Creek Corporation, a Delaware corporation (“Tiber Creek”), whereby Tiber Creek would provide assistance in, among other things, effecting transactions for the Company to become a public reporting company, transferring control of a reporting company, entering into a business combination agreement with an operating company, causing the preparation and filing of forms (including a registration statement, with the Securities and Exchange Commission), and assisting in maintaining relationships with broker-dealers and market-makers.

Tiber Creek also received cash fees of $85,000 from the Company for its services. In addition, each of the Company’s then-current shareholders, Tiber Creek and MB Americus, LLC, a California limited liability company (“MB Americus”), were each permitted to retain 750,000 shares in the Company.

In general, Tiber Creek holds interests in inactive Delaware corporations which may be used by issuers (such as the Company) to reincorporate their business in the State of Delaware and capitalize the issuer at a level and in a manner (i.e. the number of authorized shares and rights and preferences of shareholders) that is appropriate for a public company. Otherwise, these corporations, such as Beachwood Acquisition Corporation, are inactive and Tiber Creek does not conduct any business in such corporations.

James Cassidy (an officer and director of Tiber Creek) and James McKillop (who is the sole owner of MB Americus, an affiliate of Tiber Creek) serve only as interim officers and directors of these corporations (such as Beachwood Acquisition Corporation) until such time as the changes of control in such corporations are effectuated to the ultimate registering issuers. As the role of Tiber Creek is essentially limited to preparing the corporate structure and organizing the Company for becoming a public company, the roles of Mr. Cassidy and Mr. McKillop are generally limited to facilitating such change of control and securities registration transactions.

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Intellectual Property

At present, the Company does not possess any intellectual property protection. The Company may decide in the future to pursue efforts to protect its intellectual property, trade secrets and proprietary methods and processes.

Research and Development

As a services-oriented business, the Company has not to date undertaken, and does not currently plan to undertake, any material research and development activities in its operations.

Employees

The Company presently has one (1) employee, which consists of its one (1) executive officer. At present, the employee/officer receives a salary. No salaries or compensation have been accrued. The employee/officer will not receive any additional form of compensation until, and if, the Company raises or procures adequate capital (through operations, private financings, a primary public offering or otherwise) to pay any such additional form of compensation.

The Company currently has no employees other than its officer, but it expects that it will hire additional personnel as the Company implements its business plan.

Property

The Company has no properties and at this time has no agreements to acquire any properties. The Company currently uses the offices of GMR, a company owned and operated by the Company’s sole officer and director, Mr. Riccio. Mr. Riccio is not presently charging the Company any rent or other lease costs associated with the rented space. There is no written agreement between Mr. Riccio and the Company regarding the lease, and the parties may terminate the lease arrangement at any time.

In the future, the Company expects to locate and lease an operational facility that would allow the Company to expand manufacturing of certain components and equipment used in its business.

Subsidiaries

The Company does not have any subsidiaries.

Jumpstart Our Business Startups Act

In April, 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company's IPO;

(iii) the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv) the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

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The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company's independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

Reports to Security Holders

The Company has filed a registration statement on Form S-1, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of its common stock. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. Reference is made to the Company’s registration statement and each exhibit attached to it for a more detailed description of matters involving the Company. A potential investor may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission, along with any other filings of the Company, as described below.

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In June 2011, the Company filed a Form 10-12G general registration of securities pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant such Act and files with the Securities and Exchange Commission quarterly and annual reports and management shareholding information. The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests the same.

The Company's documents filed with the Securities and Exchange Commission may be inspected at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001522216.

PLAN OF OPERATION

Business Plan

The Company plans to continue servicing existing clients that were acquired from GMR. While the Company expects that its existing services business will continue to be a prime focus, the Company also expects to devote additional time and resources in the future to developing and refining its custom manufactured process equipment (including cleaning, sterilization and filtration systems), its process automation software and to develop its clinical scale drug manufacturing facility.

The Company also plans to develop new patent-pending cleaning, rinse sampling and chemical batching systems for biotechnology and pharmaceutical manufacturing equipment. The estimated product development cost for developing such systems will be at least $125,000.

Potential Revenue

The Company is expected to earn revenues from existing services contracts of GMR that were acquired in the Acquisition.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The Company was incorporated in the State of Delaware in April 2011 and acquired BioPharmaceutical Process Engineering and Consulting Services, a component of GMR Engineering Inc., in October 2012. References to the financial condition and performance of the Company below in this section “Management’s Discussions and Analysis of Financial Condition and Results of Operation” are to financial statements of the Company.

Revenues

The Company has no revenues or profits as of the nine months ended September 30, 2012.

Pricing

The Company prices services for clients using customary billing arrangements, which are set by standard industry payment terms, such as initial deposits, progress billing and Net 30 and Net 60 day terms.

Equipment Financing

The Company has no existing equipment financing arrangements. The Company does not anticipate entering into equipment financing arrangements, as the Company intends to self-fund most purchases with its capital reserves or with reinvestment of profits from revenues. However, from time to time (when it is in the interests of the Company to do so), the Company will establish standard commercial financing terms with its suppliers (e.g. Net 30 days) and/or purchase equipment through standard commercial leasing practices.

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Potential Revenue

The Company is expected to earn revenues from existing services contracts of GMR that were acquired in the Acquisition.

Alternative Financial Planning

The Company has no alternative financial plans at the moment. If the Company is not able to successfully earn revenues and profits from operations and/or raise monies as needed to expand through a private placement or other securities offering (including, but not limited to, a primary public offering of securities), the Company’s ability to survive and implement any part of its business plan or strategy will be severely jeopardized.

Critical Accounting Policies

The carve-out financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of the financial statements requires making estimates and assumptions that affect the reported amounts of revenues and direct expenses during the reporting period. Actual results may differ from these estimates.

The carve-out financial statements of BPECS were prepared from the historical accounting records of GMR. Historically, financial statements were not prepared on a stand-alone basis for BPECS as it was not operated separately from GMR. The financial statements reflect the carve-out results of revenues and direct expenses for BPECS in a manner consistent with how GMR managed the business.

Revenues are derived from process engineering, designing, customization, and software automation for certain pharmaceutical and biotechnological equipment. Revenues from services rendered are recorded as services are performed based on standard hourly rates. All general and administrative costs are treated as period costs and expensed as incurred.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Development Stage and Capital Resources

The Company’s proposed expansion activities will necessitate additional uses of capital beyond 2012. While BPECS is profitable from operations, the Company would need to raise additional financing in order to expand operations. As of September 30, 2012, the Company had approximately $277,562 of cash and cash equivalents available.

There is no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company. Accordingly, given the Company’s limited cash and cash equivalents on hand, the Company will be unable to implement any of its proposed business plan expansion and any additional proposed operations unless it obtains additional financing or otherwise is able to generate revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans.

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Discussion of Period ended September 30, 2012

The Company generated no revenues during the nine month period ending on September 30, 2012.

During the nine month period ending September 30, 2012, the Company posted operating expenses of $122,524 and showed a net loss of $122,524.

For the period from April 20, 2011 (inception) through September 30, 2012, the Company had an accumulated deficit of $126,020.

At September 30, 2012, the Company held $277,562 in cash and cash equivalents. The Company has no continuous methods of generating cash other than by virtue of any profits from operations.

If the Company is not successful in generating sufficient revenues and/or obtaining additional funding to develop its business plan and proposed operations, this could have a material adverse effect on its business, results of operations liquidity and financial condition.

Discussion of Period ended December 31, 2011

The Company generated no revenues during the period ending from April 20, 2011 (inception) through December 31, 2011.

During the period ending December 31, 2011, the Company posted operating expenses of $3,496 and showed a net loss of $3,496.

At December 31, 2011, the Company held $270,333 in cash and cash equivalents. The Company has no continuous methods of generating cash other than by virtue of any profits from operations.

MANAGEMENT

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers:

Name	Age	Position	Year Commenced

Gary Riccio	58	President and Director	2011

Gary Riccio

Mr. Riccio serves as the sole director and officer of the Company. He also holds the titles of Chief Executive Officer and Chief Financial Officer of the Company. Mr. Riccio obtained his Bachelor of Science Degree in Chemical Engineering in 1978 from Northeastern University and was elected to the Engineering Honor Society. From 1978 to 1986, Mr. Riccio was employed by Lever Brothers Division of Unilever as Project Engineer specializing in the Dove and Caress, Snuggle and Wisk product lines and specifically worked on the expansion of those facilities and processes. From 1987 to 1989, Mr. Riccio worked as Project Engineer for Vision Engineering, a software start-up company, on automation systems for companies within the chemical process, food and beverage and pharmaceutical industries. From 1989 to 1996, Mr. Riccio worked as General Manager of A-1 Refrigeration Company designing, installing and servicing custom large volume ice-making equipment and industrial refrigeration systems. During this period he was instrumental in increasing the product line from two to seven different models and expanded sales to overseas markets. In 1996, Mr. Riccio founded GMR Engineering, an engineering contracting firm specializing in automated computer systems for the biotech/pharmaceutical and food/beverage industries. He expanded this business to include process design and engineering, process validation and custom equipment manufacturing.

His recent significant accomplishments include (i) the 2006 installation, programming and validation of Millipore Ultrafilitration Skids and Cold Water For Injection Generation, Storage and Distribution for Albumin Processing Department at Baxter BioScience, which receive FDA approval in November 2006; (ii) the 2010 control system design, programming, installation and validation of the Nanofiltration System for AHF-M Department; and (iii) the 2010 custom design, fabrication, automation and validation of the Nanofiltration System for Virus Removal currently approved by the FDA to begin manufacturing.

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Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Company's board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review, the board has determined that there are no independent directors.

Committees and Terms

The Board of Directors (the “Board”) has not established any committees.

Legal Proceedings

There are currently no pending, threatened or actual legal proceedings in which the Company or any subsidiary is a party.

EXECUTIVE COMPENSATION

Remuneration of Officers: Summary Compensation Table

Description of Compensation Table

				Aggregate				All	Annual
		Annual	Annual	Accrued			Comp-	Other	Comp-
		Earned	Payments	Salary Since		Stock and	-ensation	Comp-	ensation
Name/Position	Year	Salary	Made	Inception	Bonus	Options	Plans	ensation	Total

Gary Riccio	2012	24,000	0	0	0	0	0	0	24,000
President	2011	48,000	0	0	0	0	0	0	48,000

The information in the table above is presented as of June 30, 2012, and includes information for BPECS. As of June 30, 2012, there was no accrued compensation that was due to the Company’s employees or officers. Upon successful completion by the Company of a primary public offering in the future (or the completion of other financing or funding), however, the Company may compensate officers and employees as is discussed below in “Anticipated Officer and Director Remuneration.”

Each of the officers has received certain shares of common stock in the Company in connection with the change of control of the Company (and/or, in the case of Mr. Riccio, the Acquisition). Accordingly, the Company has not recorded any compensation expense in respect of any shares issued to the officers as such shares do not represent compensation that was paid to any officer.

There are no current plans to pay or distribute any cash or non-cash bonus compensation to officers of the Company, until such time as the Company is continuously profitable, experiences significant positive cash flow or obtains additional financing. However, the Board of Directors may allocate salaries and benefits to the officers in its sole discretion. No officer is subject to a compensation plan or arrangement that results from his or her resignation, retirement, or any other termination of employment with the Company or from a change in control of the company or a change in his or her responsibilities following a change in control. The members of the Board of Directors may receive, if the Board so decides, a fixed fee and reimbursement of expenses, for attendance at each regular or special meeting of the Board, although no such program has been adopted to date. The Company currently has no retirement, pension, or profit-sharing plan covering its officers and directors; however, the Company plans to implement certain such benefits after sufficient funds are realized or raised by the Company (see “Anticipated Officer and Director Remuneration” below.)

Employment Agreements

The Company has not entered into employment agreements with any of its employees or officers.

Anticipated Officer and Director Remuneration

The Company intends to pay annual salaries to all its officers. The Company will pay an annual stipend to its directors when, and if, it completes a primary public offering for the sale of securities and/or the Company maintains continued profitability, experiences significant positive cash flow and/or obtains additional funding. At such time, the Company anticipates offering various additional cash and non-cash compensation to officers and directors. In addition, although not presently offered, the Company anticipates that its officers and directors will be provided at a later time with a group health, vision and dental insurance program at subsidizes rates, or at the sole expense of the Company, as may be determined on a case-by-case basis by the Company in its sole discretion. In addition, the Company plans to offer 401(k) matching funds as a retirement benefit, paid vacation days and paid holidays.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

			Percent of	Percent of Class
		Number of Shares of	Class Before	After
Name/Address	Position	Common Stock	Offering (1)	Offering (2)

Gary Riccio	President and Director	26,000,000	28%	24%

Rimmal & Amina Afzal	5% shareholder	8,500,000	9%	*
4175 Williwaw Drive
Irvine, CA 92620

John Fields	5% shareholder	8,000,000	8%	*
26545 Camino de Vista
San Juan Capistrano, CA 92675

Jane Kinnick	5% shareholder	10,000,000	11%	*
1509 N. Mountain Grove Road
Alma, AR 72921

Norman Lieberman	5% shareholder	10,000,000	11%	*
55 Prairie Falcon
Aliso Viejo, CA 92656

Derek Whiston	5% shareholder	9,000,000	10%	*
5 Glen Echo
Dove Canyon, CA 92679

Total owned by officers and directors		26,000,000	28%	24%

* Less than 1%

(1) Based upon 94,300,000 shares outstanding as of the date of this offering.

(2) Assumes sale of all 72,000,000 Shares offered, and 94,300,000 shares outstanding following the offering.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

James Cassidy, a partner in the law firm which acts as counsel to the Company, is the sole owner and director of Tiber Creek Corporation which owns 750,000 shares of the Company's common stock. Tiber Creek has received consulting fees of $125,000 to date from the Company and also holds shares in the Company. Tiber Creek and its affiliate, MB Americus LLC, a California limited liability company, each currently hold 750,000 shares in the Company.

James Cassidy and James McKillop, who is the sole officer and owner of MB Americus, LLC, were both formerly officers and directors of the Company. As the organizers and developers of Beachwood Acquisition Corporation, Mr. Cassidy and Mr. McKillop were involved with the Company prior to the Acquisition. In particular, Mr. Cassidy provided services to the Company without charge, including preparation and filing of the charter corporate documents and preparation of the instant registration statement.

The Company is currently leasing its corporate office space from a office space owned by Mr. Riccio, who is an officer and director of the Company. Mr. Riccio is not presently charging the Company any rent or other lease costs associated with the rented space. There is no written agreement between Mr. Riccio and the Company regarding the lease, and the parties may terminate the lease arrangement at any time.

28

From time to time, the Company advances amounts to stockholders, as well as receives payments from stockholders in the form of cash and/or out-of-pocket expenditures for the benefit of the Company, which are business in nature.

During 2011, the Company remitted payments aggregating $41,621 on behalf of GMR (an entity owned by Mr. Riccio and which is under common control with BPECS and the Company). The related entity has paid back these funds to the Company in 2012. The Company had acquired equipment pursuant to an understanding that it had with GMR, but the parties subsequently decided to cancel their arrangement. As a result, GMR reimbursed the Company for the cost of such equipment. No other payments are currently anticipated to be made by the Company on behalf of GMR.

SELLING SHAREHOLDERS

The Company is registering for offer and sale by existing holders thereof 72,000,000 shares of common stock held by such shareholders. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares. The selling shareholders have no agreement with any underwriters with respect to the sale of the Selling Shareholder Shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $0.08 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

The selling shareholders may from time to time offer the Selling Shareholder Shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Selling Shareholder Shares for whom they may act as agents. Any agents, dealers or underwriters that participate in the distribution of the Selling Shareholder Shares may be deemed to be “underwriters” under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

The following table sets forth ownership of shares held by each person who is a selling shareholder.

29

	Shares Owned Before Offering (1)		Offered Herein	Shares Owned After Offering (2)
Name	Number	Percentage	Number	Number	Percentage

Gary Riccio	26,000,000	28%	3,200,000	22,800,000	24%
President and Director

Haythem A.H. Aboud	500,000	*	500,000	0	*

Rimmal and Amina Afzal	8,500,000	9%	8,500,000	0	*

Barbara Anderson	300,000	*	300,000	0	*

Suzanne Anderson	1,500,000	2%	1,500,000	0	*

James Cassidy (3)	750,000	1%	750,000	0	*

Ricardo Castellanos	200,000	*	200,000	0	*

Christopher and Dana Covellone	1,000,000	1%	1,000,000	0	*

Victor Dena	250,000	*	250,000	0	*

Ken Dolan	500,000	*	500,000	0	*

Scott A. Dunham	1,000,000	1%	1,000,000	0	*

Matt Eaton	250,000	*	250,000	0	*

John Fields	8,000,000	8%	8,000,000	0	*

Narumon Gahn	500,000	*	500,000	0	*

Alex J. Henkemeyer	1,200,000	1%	1,200,000	0	*

Shannon Hsu	1,000,000	1%	1,000,000	0	*

Jane Kinnick	10,000,000	11%	10,000,000	0	*

Tae Lee	900,000	1%	900,000	0	*

Mark LeWinter	300,000	*	300,000	0	*

Xiaoyun Li	100,000	*	100,000	0	*

James Lieberman	100,000	*	100,000	0	*

Norman Lieberman	10,000,000	11%	10,000,000	0	*

Angelica Lopez	250,000	*	250,000	0	*

David Macias	100,000	*	100,000	0	*

Basel Malhas	2,000,000	2%	2,000,000	0	*

James McKillop (4)	750,000	1%	750,000	0	*

Victor Mendez	500,000	*	500,000	0	*

Peter Pappas	500,000	*	500,000	0	*

Harry Parrell	100,000	*	100,000	0	*

Annie L Riccio	500,000	*	500,000	0	*

Benjamin Shen	500,000	*	500,000	0	*

Herbert P. and Marge G. Sieber	100,000	*	100,000	0	*

Gene Taylor	250,000	*	250,000	0	*

Thu Thuy Thi Duong	500,000	*	500,000	0	*

Wei Tang	500,000	*	500,000	0	*

Todd Thomas	500,000	*	500,000	0	*

Bruce Trexler	200,000	*	200,000	0	*

Hong Xia Yang	2,000,000	2%	2,000,000	0	*

Yan Wen Wang	500,000	*	500,000	0	*

Karin Schaefer	100,000	*	100,000	0	*

Genejo or Teri Ann Smith	500,000	*	500,000	0	*

Daniel Sullivan	1,100,000	1%	1,100,000	0	*

Derek Whiston	9,000,000	10%	9,000,000	0	*

Wendy Whiston	1,000,000	1%	1,000,000	0	*

30

* Less than 1%

(1) Based upon 94,300,000 shares outstanding as of the date of this offering.

(2) Assumes sale of all 72,000,000 Shares offered, and 94,300,000 shares outstanding following the offering.

(3) Includes 750,000 shares held by Tiber Creek Corporation, a Delaware corporation, which provided certain services to the Company as discussed herein. Mr. Cassidy is the president and sole shareholder of Tiber Creek Corporation.

(4) Includes 750,000 shares held by MB Americus, LLC, a California limited liability company. Mr. McKillop also works with Tiber Creek Corporation from time to time. Mr. McKillop is an officer and the sole shareholder of MB Americus, LLC.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, there are 94,300,000 shares of common stock outstanding of which 26,000,000 shares are owned by officers and directors of the Company. There will be 94,300,000 shares outstanding if the maximum number of Shares offered herein is sold.

The shares of common stock held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. While affiliates of the Company are subject to certain limits in the amount of restricted securities they can sell under Rule 144, there are no such limitations on sales by persons who are not affiliates of the Company. In the event non-affiliated holders elect to sell such shares in the public market, there is likely to be a negative effect on the market price of the Company's securities.

LEGAL MATTERS

Cassidy & Associates, Beverly Hills, California (“Cassidy & Associates”), has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company. A member of the law firm of Cassidy & Associates is an officer and director of Tiber Creek Corporation and may be considered the beneficial owner of the 750,000 shares of common stock of the Company owned by Tiber Creek Corporation.

Interest of Counsel

Cassidy & Associates, c ounsel for the Company, who has given an opinion upon the validity of the securities being registered and upon other legal matters in connection with the registration or offering of such securities, had, or is to receive in connection with the offering, a substantial interest in the Company and was connected with the Company through Beachwood Acquisition Corporation. James Cassidy, a partner of Cassidy & Associates, was a director and officer of the Company prior to its change of control and subsequent business combination with BPECS.

EXPERTS

Anton & Chia, LLP, an independent registered public accounting firm, has audited the carve-out statements of revenues and direct expenses of BioPharmaceutical Process Engineering and Consulting Services for the years ended December 31, 2011, and 2010. The Company has included such carve-out financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of June 29, 2012, given their authority as experts in accounting and auditing.

Anton & Chia, LLP, an independent registered public accounting firm, has audited Biopharma Manufacturing Solutions, Inc.’s (formerly Beachwood Acquisition Corporation) (a development stage company) balance sheets as of December 31, 2011, and the related statements of operations, stockholders’ equity and cash flows for the period from April 20, 2011 (inception) through December 31, 2011. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of March 28, 2012, given their authority as experts in accounting and auditing.

31

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

The Company’s certificate of incorporation includes an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders or others by reason of a breach of the director’s fiduciary duty or otherwise, except under certain limited circumstances.

The certificate of incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act. However, the indemnification provided in the certificate of incorporation is broad and should be considered to be of a broad scope and wide extent.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

32

BIOPHARMA MANUFACTURING SOLUTIONS INC.

(Formerly BEACHWOOD ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

	September 30, 2012	December 31, 2011
	(unaudited)
ASSETS
Current assets
Cash	$277,562	$270,333
Prepaid expense	-	86,900
Due from related party	-	41,621
Total assets	$277,562	$398,854

LIABILITY AND STOCKHOLDERS' EQUITY

Current liability
Accrued liability	$-	$400
Total liabilities	-	400

Stockholders' equity
Preferred stock, $0.0001 par value, 20,000,000 shares authorized; none outstanding	-	-
Common stock, $0.0001 par value, 150,000,000 shares authorized; 93,500,000 and 93,650,000 shares issued and outstanding, respectively	9,350	9,365
Discount on common stock issued to the shareholder	(300)	(300)
Additional paid-in capital	394,532	392,885
Deficit accumulated during the development stage	(126,020)	(3,496)
Total stockholders' equity	277,562	398,454
Total liability and stockholders' equity	$277,562	$398,854

The accompanying notes are an integral part of these financial statements

1

BIOPHARMA MANUFACTURING SOLUTIONS INC.

(Formerly BEACHWOOD ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended September 30, 2012	Three months ended September 30, 2011	Nine months ended September 30, 2012	For the period from April 20, 2011 (inception) to September 30, 2011	For the period from April 20, 2011 (inception) to September 30, 2012

Revenues	$-	$-	$-	$-	$-
Cost of revenues	-	-	-	-	-
Gross profit	-	-	-	-	-

Operating expenses	63,934	294	122,524	1,044	126,020

Loss before income tax	(63,934)	(294)	(122,524)	(1,044)	(126,020)

Income tax	-	-	-	-	-

Net loss	$(63,934)	$(294)	$(122,524)	$(1,044)	$(126,020)

Loss per share - basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average shares - basic and diluted	93,750,000	14,945,652	93,912,226	20,000,000

The accompanying notes are an integral part of these financial statements

2

BIOPHARMA MANUFACTURING SOLUTIONS INC.

(Formerly BEACHWOOD ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

(unaudited)

	Nine months ended September 30, 2012	For the period from April 20, 2011 (inception) to September 30, 2011	For the period from April 20, 2011 (inception) to September 30, 2012
OPERATING ACTIVITIES
Net loss	$(122,524)	$(1,044)	$(126,020)
Changes in operating assets and liabilities
Prepaid expense	86,900	-	-
Due from related party	41,621		-
Accrued liability	(400)	294	-
Net cash provided by (used in) operating activities	5,597	(750)	(126,020)

FINANCING ACTIVITIES
Proceeds from issuance of common stock	350	2,000	403,400
Shareholder contribution	6,282	750	7,032
Redemption of common stock	(5,000)	(1,850)	(6,850)
Net cash provided by financing activities	1,632	900	403,582

Net increase in cash	7,229	150	277,562

Cash, beginning of period	270,333	-	-

Cash, end of period	$277,562	$150	$277,562

The accompanying notes are an integral part of these financial statements

3

BIOPHARMA MANUFACTURING SOLUTIONS INC.

(Formerly BEACHWOOD ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(unaudited)

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

BioPharma Manufacturing Solutions Inc. (“BioPharma” or the “Company”), formerly Beachwood Acquisition Corporation, was incorporated on April 20, 2011 under the laws of the State of Delaware, and was originally incorporated to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. In August 2011, there was a change of control of Beachwood Acquisition Corporation, and the Company changed its name to BioPharma Manufacturing Solutions Inc.

BioPharma has been in the developmental stage since inception and its operations to date have been limited to issuing shares to various investors. The Company intends to provide engineering consulting services and custom manufactured process equipment to major biotech and pharmaceutical companies in the life sciences industry. The Company intends to take its clients’ manufacturing goals from concept to FDA approval and market realization. The Company will assist in the design of the process used to manufacture the client's product, typically pharmaceuticals, will procure and install the requisite manufacturing equipment, will assist in validation of the process and ready the system for FDA approval.

On October 11, 2012, BioPharma and GMR Engineering, Inc., executed an agreement where GMR Engineering Inc., agreed to transfer its BioPharmaceutical Process Engineering and Consulting Services, a component of GMR Engineering Inc., in exchange for 1,000,000 shares of the voting common stock of BioPharma.

BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial information. Accordingly, they do not include all of the information and notes required by U.S. GAAP for complete financial statements. The accompanying unaudited financial statements include all adjustments, composed of normal recurring adjustments, considered necessary by management to fairly state our results of operations, financial position and cash flows. The operating results for interim periods are not necessarily indicative of results that may be expected for any other interim period or for the full year. These unaudited financial statements should be read in conjunction with the financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2011 (2011 Form 10-K) as filed with the SEC.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

4

BIOPHARMA MANUFACTURING SOLUTIONS INC.

(Formerly BEACHWOOD ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(unaudited)

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. As of September 30, 2012, the Company had a cash balance that was $27,562 in excess of the Federal Deposit Insurance Corporation limit. As of December 31, 2011, the Company had a cash balance that was $20,333 in excess of the Federal Deposit Insurance Corporation limit.

INCOME TAXES

Under ASC 740, "Income Taxes", deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of September 30, 2012 and December 31, 2011, there were no deferred taxes.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of September 30, 2012 and December 31, 2011, there were no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

FASB ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

•	Level 1: defined as observable inputs such as quoted prices in active markets;

•	Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

•	Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions

5

BIOPHARMA MANUFACTURING SOLUTIONS INC.

(Formerly BEACHWOOD ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(unaudited)

The carrying amounts of financial assets and liabilities, such as cash and accrued liabilities approximate their fair values because of the short maturity of these instruments.

Management believes it is not practical to estimate the fair value of the due from related party because the transactions cannot be assumed to have been consummated at arm’s length, the terms are not deemed to be market terms, there are no quoted values available for these instruments, and an independent valuation would not be practical due to the lack of data regarding similar instruments, if any, and the associated potential costs.

NOTE 2 - GOING CONCERN

The Company has sustained losses since its inception on April 20, 2011. It has an accumulated deficit of $126,020 from inception through September 30, 2012. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its stockholders and/or other third parties.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to meet its obligations and continue its operations for the next fiscal year. The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, successfully locating and negotiating with a business entity for the combination of that target company with the Company.

Management plans to use their personal funds to pay all expenses incurred by the Company in 2012. There is no assurance that the Company will ever be profitable. These unaudited financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

Adopted

In May 2011, the FASB issued ASU 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards (“IFRS”) of Fair Value Measurement – Topic 820.” ASU 2011-04 is intended to provide a consistent definition of fair value and improve the comparability of fair value measurements presented and disclosed in financial statements prepared in accordance with U.S. GAAP and IFRS. The amendments include those that clarify the FASB’s intent about the application of existing fair value measurement and disclosure requirements, as well as those that change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. This update is effective for annual and interim periods beginning after December 15, 2011. The adoption of this provision did not have a material impact on our financial statements.

6

BIOPHARMA MANUFACTURING SOLUTIONS INC.

(Formerly BEACHWOOD ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(unaudited)

Not Adopted

In December 2011, the FASB issued ASU No. 2011-11: Balance Sheet (topic 210): Disclosures about Offsetting Assets and Liabilities, which requires new disclosure requirements mandating that entities disclose both gross and net information about instruments and transactions eligible for offset in the statement of financial position as well as instruments and transactions subject to an agreement similar to a master netting arrangement. In addition, the standard requires disclosure of collateral received and posted in connection with master netting agreements or similar arrangements. This ASU is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. Entities should provide the disclosures required retrospectively for all comparative periods presented. We are currently evaluating the impact of adopting ASU 2011-11 on the consolidated financial statements.

In July 2012, the FASB issued Accounting Standards Update (ASU) No. 2012-02—Intangibles—Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment, to simplify the testing for a drop in value of intangible assets such as trademarks, patents, and distribution rights. The amended standard reduces the cost of accounting for indefinite-lived intangible assets, especially in cases where the likelihood of impairment is low. The changes permit businesses and other organizations to first use subjective criteria to determine if an intangible asset has lost value. The amendments to U.S. GAAP will be effective for fiscal years starting after September 15, 2012. Early adoption is permitted. We are currently evaluating the impact of adopting ASU 2012-02 on the consolidated financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

NOTE 4 – PREPAID EXPENSES

In July 2011, the Company entered into an engagement agreement with Tiber Creek Corporation, a Delaware corporation (“Tiber Creek”), whereby Tiber Creek would provide assistance in, among other things, effecting transactions for the Company to become a public reporting company, transferring control of a reporting company, entering into a business combination agreement with an operating company, causing the preparation and filing of forms (including a registration statement, with the Securities and Exchange Commission), and assisting in maintaining relationships with broker-dealers and market-makers.

Tiber Creek also received cash fees of $85,000 from the Company for its services which was recorded initially as prepaid expenses till the performance of the agreed upon services, these fees were expensed and charged to operation during 2012.

7

BIOPHARMA MANUFACTURING SOLUTIONS INC.

(Formerly BEACHWOOD ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(unaudited)

NOTE 5 – RELATED PARTY TRANSACTIONS

During 2011, the Company remitted payments in the amount of $41,621 on behalf of an entity owned by its President, which is under common control. The related entity has repaid the Company in 2012, reducing the total amount due from related party to zero.

NOTE 6 – COMMON STOCK

The Company is authorized to issue 150,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of September 30, 2012, there are 93,500,000 shares of common stock issued and outstanding and none of preferred stock.

On April 20, 2011, the Company issued 20,000,000 common shares to two directors and officers for $2,000 in cash.

On August 31, 2011, the Company redeemed an aggregate of 18,500,000 of the 20,000,000 shares of outstanding stock at a redemption price of $0.0001 per share for an aggregate redemption price of $1,850.

On August 31, 2011, the Company issued 3,000,000 shares of its common stock, par value $0.0001 at a discount of $300 to a new unrelated third party investor resulting in a change of ownership.

On September 9, 2011, the shareholders of the Company approved the increase the number of authorized shares of common stock from 100,000,000 to

150,000,000 with the number of authorized non-designated shares of preferred stock remaining at 20,000,000.

On October 11, 2011, the Company issued 89,150,000 shares of its common stock, par value $0.0001 to various investors.

In the nine months ended September 30, 2012, the Company issued 350,000 shares of its common stock at $0.001 per share to two investors for the total price of $350.

In August 2012, the Company redeemed 500,000 shares of common stock owned by a shareholder for aggregate consideration paid of $5,000.

NOTE 7 – SUBSEQUENT EVENTS

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through the date the financial statements were available to be issued, and identified the following required disclosure:

On October 11, 2012, BioPharma and GMR Engineering, Inc., executed an agreement where GMR Engineering Inc., agreed to transfer its BioPharmaceutical Process Engineering and Consulting Services in exchange for 1,000,000 shares of the voting common stock of BioPharma.

During the period from October 1, 2012 through November 13, 2012, the Company redeemed 1.5 million of its common stock for a cash payment of $15,000 and also an additional 1.0 million shares were issued to two shareholders for a cash consideration of $10,000.

8

FINANCIAL STATEMENTS

BIOPHARMACEUTICAL PROCESS ENGINEERING AND CONSULTING SERVICES

CARVE-OUT FINANCIAL STATEMENT

FOR THE PERIOD AS OF JUNE 30, 2012 AND 2011

Statements of Revenues and Direct Expenses	2
Notes to Carve-Out Financial Statement	3-5
Exhibit	6-12

1

BIOPHARMACEUTICAL PROCESS ENGINEERING AND CONSULTING SERVICES

CARVE-OUT STATEMENTS OF REVENUES AND DIRECT EXPENSES

	Three Months ended June 30,		Six Months ended June 30,
	2012	2011	2012	2011

	(Unaudited)		(Unaudited)
Revenues - net	$24,985	$24,186	$198,817	$83,153

Operating expenses:
Salaries	29,050	22,400	82,640	45,590
General and administrative expenses	6,329	1,047	11,278	4,933
Total operating expenses	35,379	23,447	93,918	50,523

Operating income	(10,394)	739	104,899	32,630

Income taxes	-	-	-	-
Net income	$(10,394)	$739	$104,899	$32,630

The accompanying notes are an integral part of the carve-out financial statement

2

BIOPHARMACEUTICAL PROCESS ENGINEERING AND CONSULTING SERVICES

NOTES TO CARVE-OUT FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

BioPharmaceutical Process Engineering and Consulting Services is a component of GMR Engineering Inc. (S-Corporation). BioPharmaceutical Process Engineering and Consulting Services may also be referred in these notes to the carve-out financial statements as “the Business”, “the Company”, “we”, “us” or “our”.

The Company provides technology transfer and scale-up, process engineering, process automation and process validation consulting services to major biotech and pharmaceutical manufacturers in the Life Sciences industry. The Company assists clients in designing the processes and equipment used to manufacture biopharmaceutical products, provides the automation systems to monitor and control these manufacturing processes and assists in validating the manufacturing processes and facilities that house these processes. The Company provides turnkey technical support to its clients from laboratory formulation through clinical scale and commercial manufacturing, validation, FDA submission and approval.

GMR Engineering Inc. was incorporated on June 17, 1996 under the laws of the State of California, to engage in professional practice in automated process control and instrumentation systems in the pharmaceutical industry.

On October 11, 2012, BioPharma Manufacturing Solutions, Inc., a Delaware Corporation (“BioPharma”) and GMR Engineering, Inc., executed an agreement where GMR Engineering Inc., agreed to transfer its BioPharmaceutical Process Engineering and Consulting Services in exchange for 1,000,000 shares of the voting common stock of BioPharma.

Basis of presentation

The accompanying carve-out financial statements of BioPharmaceutical Process Engineering and Consulting Services have been prepared from the historical accounting records of GMR Engineering Inc. Historically, financial statements have not been prepared on a stand-alone basis for BioPharmaceutical Process Engineering and Consulting Services, as it has not operated separately from GMR Engineering Inc. These financial statements reflect the carve-out results of revenues and direct expenses for BioPharmaceutical Process Engineering and Consulting Services in a manner consistent with how GMR Engineering Inc. managed the Business. No assets or liabilities were transferred upon the spin-off of BioPharmaceutical Process Engineering and Consulting Services. All material revenues and direct expenses specifically identified to the Business have been presented in the carve-out financial statements. The carve-out financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”).

3

BIOPHARMACEUTICAL PROCESS ENGINEERING AND CONSULTING SERVICES

NOTES TO CARVE-OUT FINANCIAL STATEMENTS

Use of estimates

The preparation of carve-out financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and direct expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition

Revenues are derived from process engineering, designing, customization, and software automation for certain pharmaceutical and biotechnological equipment. Revenues from services rendered are recorded as services are performed based on standard hourly rates. All general and administrative costs are treated as period costs and expensed as incurred.

Concentration of risks

Concentration of customers

One and two customers represented the Company’s revenue during the six months ended June 30, 2012 and 2011, respectively.

	Six months ended June 30,

	2012	2011

Client 1	$198,817	$75,713
Client 2	-	7,440
	$198,817	$83,153

Salaries

Salaries are accrued and expensed in the period in which the associated services are rendered by employees and contractors to the business. Salary expenses consisted of the following:

	Six months ended June 30,

	2012	2011

Direct hire employees	$69,390	$32,400
Contractors	13,250	13,190

	$82,640	$45,590

4

BIOPHARMACEUTICAL PROCESS ENGINEERING AND CONSULTING SERVICES

NOTES TO CARVE-OUT FINANCIAL STATEMENTS

General and administrative expenses

General and administrative expenses mainly consist of office expenses, out-of-pocket traveling expenses, accounting and consulting fees and insurance.

Income tax expenses

The Company is taxed as an S- Corporation under the provisions of federal and state tax codes. Under federal laws, taxes based on income of an S- Corporation are payable by the shareholders individually. Accordingly, no provision for federal income taxes has been made in the accompanying carve-out financial statements.

Subsequent events

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through the date the financial statements were available to be issued, and identified the following required disclosure:

On October 11, 2012, BioPharma Manufacturing Solutions, Inc., a Delaware Corporation (“BioPharma”) and GMR Engineering, Inc., executed an agreement where GMR Engineering Inc., agreed to transfer its BioPharmaceutical Process Engineering and Consulting Services in exchange for 1,000,000 shares of the voting common stock of BioPharma.

5

Exhibit

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Since August 2011, BioPharma Manufacturing Solutions Inc. and GMR Engineering Inc. have been operating under common control.

The unaudited pro forma combined financial information presents how the combined balance sheets and income statements of BioPharma Manufacturing Solutions Inc. and BioPharmaceutical Process Engineering and Consulting Services business of GMR Engineering Inc. may have appeared had the businesses actually been combined as of June 30, 2012 and December 31, 2011.

The preliminary pro forma combined financial information is derived from and should be read in conjunction with the historical financial statements and related notes of BioPharma Manufacturing Solutions Inc. on Form 10-K as filed with the Securities and Exchange Commission on March 28, 2012.

The following unaudited pro forma combined balance sheet as of June 30, 2012, combines the June 30, 2012 historical balance sheets of BioPharma Manufacturing Solutions Inc. and BioPharmaceutical Process Engineering and Consulting Services.

The unaudited pro forma combined financial information is provided for informational purposes only. The pro forma information is not necessarily indicative of what the Company’s financial position or business results of operations actually would have been had the combination been completed at the dates indicated. In addition, the unaudited pro forma combined financial information does not purport to project the future financial position or operating results of the Company. No effect has been given in the unaudited pro forma combined income statements for synergistic benefits that may be realized through the combination of the two companies or the costs that may be incurred in integrating their operations. The unaudited pro forma combined financial statements should be read in conjunction with the respective historical financial statements and notes thereto for the Company that are filed on Form 10-K with the Securities and Exchange Commission and the audited historical financial statements of BioPharma Manufacturing Solutions Inc.

6

Unaudited Pro Forma Combined Balance Sheets

As of June 30, 2012

			BioPharma Manufacturing Solutions Inc. and
	BioPharma	Pharmaceutical	Pharmaceutical Equipment
	Manufacturing	Equipment Engineering	Engineering Consulting
	Solutions Inc. (1)	Consulting Services (2)	Services

Current Assets
Cash	$295,496	$-	$295,496
Prepaid expense	51,000	-	51,000
Due from related party	-	-	-
Total assets	$346,496	$-	$346,496

LIABILITY AND STOCKHOLDERS' EQUITY

Current Liability
Accrued liability	$-	$-	$-
Total liability	-	-	-

Stockholders' Equity
Preferred stock	-	-	-
Common stock	9,400	-	9,400
Discount on common stock issued to the shareholder	(300)	-	(300)
Additional paid-in capital	399,482	-	399,482
Accumulated deficit	(62,086)	-	(62,086)
Total stockholders' equity	346,496	-	346,496
Total liability and stockholders' equity	$346,496	$-	$346,496

(1) As reported in the Quarterly Report on Form 10-Q as of June 30, 2012.

(2) No assets or liabilities were transferred upon the spin-off.

7

The following pro forma combined balance sheet as of December 31, 2011, combines the December 31, 2011 historical balance sheets of BioPharma Manufacturing Solutions Inc. and BioPharmaceutical Process Engineering and Consulting Services.

Pro Forma Combined Balance Sheets

As of December 31, 2011

			BioPharma Manufacturing
			Solutions Inc. and
	BioPharma	Pharmaceutical	Pharmaceutical Equipment
	Manufacturing	Equipment Engineering	Engineering Consulting
	Solutions Inc. (3)	Consulting Services (4)	Services
ASSETS
Current Assets
Cash	$270,333	$-	$270,333
Prepaid expense	86,900	-	86,900
Due from related party	41,621	-	41,621
Total assets	$398,854	$-	$398,854

LIABILITY AND STOCKHOLDERS' EQUITY

Current Liability
Accrued liability	$400	$-	$400
Total liability	400	-	400

Stockholders' Equity
Preferred stock	-	-	-
Common stock	9,365	-	9,365
Discount on common stock issued to the shareholder	(300)	-	(300)
Additional paid-in capital	392,885	-	392,885
Accumulated deficit	(3,496)	-	(3,496)
Total stockholders' equity	398,454	-	398,454
Total liability and stockholders' equity	$398,854	$-	$398,854

(3) As reported in the Annual Report on Form 10-K as of December 31, 2011.

(4) No assets or liabilities were transferred upon the spin-off.

8

The unaudited pro forma combined statements of income for the three months and six months ended June 30, 2012 combine the historical income statements of BioPharma Manufacturing Solutions Inc. and BioPharmaceutical Process Engineering and Consulting Services business of GMR Engineering Inc. with the assumption that the companies had been combined on April 20, 2011, the inception date of BioPharma Manufacturing Solutions Inc. (formerly Beachwood Acquisition Corporation).

Unaudited Pro Forma Combined Statements of Income

For the Three Months Ended June 30, 2012

			BioPharma Manufacturing
			Solutions Inc. and
	BioPharma	Pharmaceutical	Pharmaceutical Equipment
	Manufacturing	Equipment Engineering	Engineering Consulting
	Solutions Inc. (5)	Consulting Services (6)	Services

Revenues- net	$-	$24,985	$24,985

Operating expenses:
Salaries	-	29,050	29,050
General and administrative expenses	21,840	6,329	28,169
Total operating expenses	21,840	35,379	57,219

Operating income (loss)	(21,840)	(10,394)	(32,234)

Income taxes	-	-	-

Net income (loss)	$(21,840)	$(10,394)	$(32,234)

(5) Reflects the unaudited historical statement of operations for the 3 months ended June 30, 2012 as reported in the Quarterly Report on Form 10-Q.

(6) Represents the unaudited historical carve-out statements of revenues and direct expenses.

9

Unaudited Pro Forma Combined Statements of Income

For the Three Months Ended June 30, 2011

			BioPharma Manufacturing
			Solutions Inc. and
	BioPharma	Pharmaceutical	Pharmaceutical Equipment
	Manufacturing	Equipment Engineering	Engineering Consulting
	Solutions Inc. (7)	Consulting Services (8)	Services

Revenues- net	$-	$24,186	$24,186

Operating expenses:
Salaries	-	22,400	22,400
General and administrative expenses	750	1,047	1,797
Total operating expenses	750	23,447	24,197

Operating income (loss)	(750)	739	(11)

Income taxes	-	-	-

Net income (loss)	$(750)	$739	$(11)

(7) Reflects the unaudited historical statement of operations for the 3 months ended June 30, 2011 as reported in the Quarterly Report on Form 10-Q.

(8) Represents the unaudited historical carve-out statements of revenues and direct expenses.

10

Unaudited Pro Forma Combined Statements of Income

For the Six Months Ended June 30, 2012

			BioPharma Manufacturing
			Solutions Inc. and
	BioPharma	Pharmaceutical	Pharmaceutical Equipment
	Manufacturing	Equipment Engineering	Engineering Consulting
	Solutions Inc. (9)	Consulting Services (10)	Services

Revenues- net	$-	$198,817	$198,817

Operating expenses:
Salaries	-	82,640	82,640
General and administrative expenses	58,590	11,278	69,868
Total operating expenses	58,590	93,918	152,508

Operating income (loss)	(58,590)	104,899	46,309

Income taxes	-	-	-

Net income (loss)	$(58,590)	$104,899	$46,309

(9) Reflects the unaudited historical statement of operations for the 6 months ended June 30, 2012 as reported in the Quarterly Report on Form 10-Q.

(10) Represents the unaudited historical carve-out statements of revenues and direct expenses.

11

Unaudited Pro Forma Combined Statements of Income

For the Six Months Ended June 30, 2011

			BioPharma Manufacturing
			Solutions Inc. and
	BioPharma	Pharmaceutical	Pharmaceutical Equipment
	Manufacturing	Equipment Engineering	Engineering Consulting
	Solutions Inc. (11)	Consulting Services (12)	Services

Revenues- net		$83,153	$83,153

Operating expenses:
Salaries	-	45,590	45,590
General and administrative expenses	750	4,933	5,683
Total operating expenses	750	50,523	51,273

Operating income (loss)	(750)	32,630	31,880

Income taxes	-	-	-

Net income (loss)	$(750)	$32,630	$31,880

(11) Reflects the unaudited historical statement of operations for the 6 months ended June 30, 2011 as reported in the Quarterly Report on Form 10-Q.

(12) Represents the unaudited historical carve-out statements of revenues and direct expenses.

12

PART I

ITEM 1.	FINANCIAL STATEMENTS

FINANCIAL STATEMENTS

Balance Sheets as of June 30, 2012 (unaudited) and December 31, 2011	1

Statements of Operations for the Three and Six Months Ended June 30, 2012 and 2011, and the Period from April 20, 2011 (inception) to June 30, 2012 (unaudited)	2

Statements of Cash Flows for the Six Months Ended June 30, 2012 and 2011, and the Period from April 20, 2011 (inception) to June 30, 2012 (unaudited)	3

Notes to Financial Statements (unaudited)	4-8

BIOPHARMA MANUFACTURING SOLUTIONS INC.

(Formerly BEACHWOOD ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

	June 30, 2012	December 31, 2011
	(unaudited)
ASSETS
Current assets
Cash	$295,496	$270,333
Prepaid expense	51,000	86,900
Due from related party	-	41,621
Total assets	$346,496	$398,854

LIABILITY AND STOCKHOLDERS' EQUITY

Current liability
Accrued liability	$-	$400
Total liabilities	-	400

Stockholders' equity
Preferred stock, $0.0001 par value, 20,000,000 shares
authorized; none outstanding	-	-
Common stock, $0.0001 par value, 150,000,000 shares
authorized; 94,000,000 and 93,650,000 shares
issued and outstanding, respectively	9,400	9,365
Discount on common stock issued to the shareholder	(300)	(300)
Additional paid-in capital	399,482	392,885
Deficit accumulated during the development stage	(62,086)	(3,496)
Total stockholders' equity	346,496	398,454
Total liability and stockholders' equity	$346,496	$398,854

The accompanying notes are an integral part of these financial statements

1

BIOPHARMA MANUFACTURING SOLUTIONS INC.

(Formerly BEACHWOOD ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

(unaudited)

	For the three months ended June 30, 2012	For the three months ended June 30, 2011	For the six months ended June 30, 2012	For the six months ended June 30, 2011	For the period from April 20, 2011 (inception) to June 30, 2012
Revenues	$-	$-	$-	$-	$-
Cost of revenues	-	-	-	-	-
Gross profit	-	-	-	-	-

Operating expenses	21,840	750	58,590	750	62,086

Loss before income tax	(21,840)	(750)	(58,590)	(750)	(62,086)

Income tax	-	-	-	-	-

Net loss	$(21,840)	$(750)	$(58,590)	$(750)	$(62,086)

Loss per share - basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Weighted average shares - basic and diluted	94,000,000	20,000,000	93,994,231	20,000,000

The accompanying notes are an integral part of these financial statements

2

BIOPHARMA MANUFACTURING SOLUTIONS INC.

(Formerly BEACHWOOD ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

(unaudited)

	For the six months ended June 30, 2012	For the six months ended June 30, 2011	For the period from April 20, 2011 (inception) to June 30, 2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(58,590)	$(750)	$(62,086)
Changes in operating assets and liabilities
Prepaid expense	35,900	-	(51,000)
Accrued liability	(400)	-	-
Net cash used in operating activities	(23,090)	(750)	(113,086)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	350	2,000	403,400
Due from related parties	41,621	-	-
Stockholder contribution	6,282	750	7,032
Redemption of common stock	-	-	(1,850)
Net cash provided by financing activities	48,253	2,750	408,582

Net increase in cash	25,163	2,000	295,496

Cash, beginning of period	270,333	-	-

Cash, end of period	$295,496	$2,000	$295,496

The accompanying notes are an integral part of these financial statements

3

BIOPHARMA MANUFACTURING SOLUTIONS INC.

(Formerly BEACHWOOD ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements

(unaudited)

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

BioPharma Manufacturing Solutions Inc. (“BioPharma” or the “Company”), formerly Beachwood Acquisition Corporation, was incorporated on April 20, 2011 under the laws of the State of Delaware, and was originally incorporated to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. In August 2011, there was a change of control of Beachwood Acquisition Corporation, and the Company changed its name to BioPharma Manufacturing Solutions Inc.

BioPharma has been in the developmental stage since inception and its operations to date have been limited to issuing shares to various investors. The Company intends to provide engineering consulting services and custom manufactured process equipment to major biotech and pharmaceutical companies in the life sciences industry. The Company intends to take its clients’ manufacturing goals from concept to FDA approval and market realization. The Company will assist in the design of the process used to manufacture the client's product, typically pharmaceuticals, will procure and install the requisite manufacturing equipment, will assist in validation of the process and ready the system for FDA approval.

BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial information. Accordingly, they do not include all of the information and notes required by U.S. GAAP for complete financial statements. The accompanying unaudited financial statements include all adjustments, composed of normal recurring adjustments, considered necessary by management to fairly state our results of operations, financial position and cash flows. The operating results for interim periods are not necessarily indicative of results that may be expected for any other interim period or for the full year. These unaudited financial statements should be read in conjunction with the financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2011 (2011 Form 10-K) as filed with the SEC.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

4

BIOPHARMA MANUFACTURING SOLUTIONS INC.

(Formerly BEACHWOOD ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements

(unaudited)

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. As of June 30, 2012, the Company had a cash balance that was $45,496 in excess of the Federal Deposit Insurance Corporation limit. As of December 31, 2011, the Company had a cash balance that was $20,333 in excess of the Federal Deposit Insurance Corporation limit.

INCOME TAXES

Under ASC 740, "Income Taxes", deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of June 30, 2012 and December 31, 2011, there were no deferred taxes.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of June 30, 2012 and December 31, 2011, there were no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

FASB ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

•	Level 1: defined as observable inputs such as quoted prices in active markets;

•	Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

•	Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions

5

BIOPHARMA MANUFACTURING SOLUTIONS INC.

(Formerly BEACHWOOD ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements

(unaudited)

The carrying amounts of financial assets and liabilities, such as cash and accrued liabilities approximate their fair values because of the short maturity of these instruments.

Management believes it is not practical to estimate the fair value of the due from related party because the transactions cannot be assumed to have been consummated at arm’s length, the terms are not deemed to be market terms, there are no quoted values available for these instruments, and an independent valuation would not be practical due to the lack of data regarding similar instruments, if any, and the associated potential costs.

NOTE 2 - GOING CONCERN

The Company has sustained losses since its inception on April 20, 2011. It has an accumulated deficit of $62,086 from inception through June 30, 2012. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its stockholders and/or other third parties.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to meet its obligations and continue its operations for the next fiscal year. The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, successfully locating and negotiating with a business entity for the combination of that target company with the Company.

Management plans to use their personal funds to pay all expenses incurred by the Company in 2012. There is no assurance that the Company will ever be profitable. These unaudited financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

Adopted

In May 2011, the FASB issued ASU 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards (“IFRS”) of Fair Value Measurement – Topic 820.” ASU 2011-04 is intended to provide a consistent definition of fair value and improve the comparability of fair value measurements presented and disclosed in financial statements prepared in accordance with U.S. GAAP and IFRS. The amendments include those that clarify the FASB’s intent about the application of existing fair value measurement and disclosure requirements, as well as those that change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. This update is effective for annual and interim periods beginning after December 15, 2011. The adoption of this provision did not have a material impact on our financial statements.

6

BIOPHARMA MANUFACTURING SOLUTIONS INC.

(Formerly BEACHWOOD ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements

(unaudited)

Not Adopted

In December 2011, the FASB issued ASU No. 2011-11: Balance Sheet (topic 210): Disclosures about Offsetting Assets and Liabilities, which requires new disclosure requirements mandating that entities disclose both gross and net information about instruments and transactions eligible for offset in the statement of financial position as well as instruments and transactions subject to an agreement similar to a master netting arrangement. In addition, the standard requires disclosure of collateral received and posted in connection with master netting agreements or similar arrangements. This ASU is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. Entities should provide the disclosures required retrospectively for all comparative periods presented. We are currently evaluating the impact of adopting ASU 2011-11 on the consolidated financial statements.

In July 2012, the FASB issued Accounting Standards Update (ASU) No. 2012-02—Intangibles—Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment, to simplify the testing for a drop in value of intangible assets such as trademarks, patents, and distribution rights. The amended standard reduces the cost of accounting for indefinite-lived intangible assets, especially in cases where the likelihood of impairment is low. The changes permit businesses and other organizations to first use subjective criteria to determine if an intangible asset has lost value. The amendments to U.S. GAAP will be effective for fiscal years starting after September 15, 2012. Early adoption is permitted. We are currently evaluating the impact of adopting ASU 2012-02 on the consolidated financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

NOTE 4 – COMMON STOCK

The Company is authorized to issue 150,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of June 30 , 2012, there are 94,000,000 shares of common stock issued and outstanding and none of preferred stock.

On April 20, 2011, the Company issued 20,000,000 common shares to two directors and officers for $2,000 in cash.

7

BIOPHARMA MANUFACTURING SOLUTIONS INC.

(Formerly BEACHWOOD ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements

(unaudited)

On August 31, 2011, the Company redeemed an aggregate of 18,500,000 of the 20,000,000 shares of outstanding stock at a redemption price of $0.0001 per share for an aggregate redemption price of $1,850.

On August 31, 2011, the Company issued 3,000,000 shares of its common stock, par value $0.0001 at a discount of $300 to a new unrelated third party investor resulting in a change of ownership.

On September 9, 2011, the shareholders of the Company approved the increase the number of authorized shares of common stock from 100,000,000 to 150,000,000 with the number of authorized non-designated shares of preferred stock remaining at 20,000,000.

On October 11, 2011, the Company issued 89,150,000 shares of its common stock, par value $0.0001 to various investors.

In the six months ended June 30, 2012, the Company issued 350,000 shares of its common stock at $0.001 per share to two investors for the total price of $350.

NOTE 5 – RELATED PARTY TRANSACTIONS

During 2011, the Company remitted payments in the amount of $41,621 on behalf of an entity owned by its President, which is under common control. The related entity has repaid the Company in 2012, reducing the total amount due from related party to zero.

8

BIOPHARMACEUTICAL PROCESS ENGINEERING AND CONSULTING SERVICES

CARVE-OUT FINANCIAL STATEMENT

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

Report of Independent Registered Public Accounting Firm	2
Statements of Revenues and Direct Expenses	3
Notes to Carve-Out Financial Statement	4-6
Exhibit	7-11

1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Director

GMR Engineering Inc.:

We have audited the accompanying carve-out statements of revenues and direct expenses of BioPharmaceutical Process Engineering and Consulting Services (the "Company") for the years ended December 31, 2011, and 2010. These carve-out financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these carve-out financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the carve-out financial statements referred to above present fairly, in all material respects, the statements of revenues and direct expenses of BioPharmaceutical Process Engineering and Consulting Services for the years ended December 31, 2011 and 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ Anton & Chia LLP

Newport Beach, California

June 29, 2012

2

BIOPHARMACEUTICAL PROCESS ENGINEERING AND CONSULTING SERVICES

CARVE-OUT STATEMENTS OF REVENUES AND DIRECT EXPENSES

	Three months ended March 31,		Years ended December 31,
	2012	2011	2011	2010
	(Unaudited)
Revenues - net	$173,832	$58,967	$263,458	$269,857

Operating expenses:
Salaries	53,590	23,190	147,455	171,239
General and administrative expenses	4,949	3,886	22,821	26,913
Total operating expenses	58,539	27,076	170,276	198,152

Operating income	115,293	31,891	93,182	71,705

Income taxes	-	-	-	-

Net income	$115,293	$31,891	$93,182	$71,705

The accompanying notes are an integral part of the carve-out financial statement

3

BIOPHARMACEUTICAL PROCESS ENGINEERING AND CONSULTING SERVICES

NOTES TO CARVE-OUT FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

BioPharmaceutical Process Engineering and Consulting Services is a component of GMR Engineering Inc. (S-Corporation). BioPharmaceutical Process Engineering and Consulting Services may also be referred in these notes to the carve-out financial statements as “the Business”, “the Company”, “we”, “us” or “our”.

The Company provides technology transfer and scale-up, process engineering, process automation and process validation consulting services to major biotech and pharmaceutical manufacturers in the Life Sciences industry. The Company assists clients in designing the processes and equipment used to manufacture biopharmaceutical products, provides the automation systems to monitor and control these manufacturing processes and assists in validating the manufacturing processes and facilities that house these processes. The Company provides turnkey technical support to its clients from laboratory formulation through clinical scale and commercial manufacturing, validation, FDA submission and approval.

GMR Engineering Inc. was incorporated on June 17, 1996 under the laws of the State of California, to engage in professional practice in automated process control and instrumentation systems in the pharmaceutical industry.

Basis of presentation

The accompanying carve-out financial statements of BioPharmaceutical Process Engineering and Consulting Services have been prepared from the historical accounting records of GMR Engineering Inc. Historically, financial statements have not been prepared on a stand-alone basis for BioPharmaceutical Process Engineering and Consulting Services, as it has not operated separately from GMR Engineering Inc. These financial statements reflect the carve-out results of revenues and direct expenses for BioPharmaceutical Process Engineering and Consulting Services in a manner consistent with how GMR Engineering Inc. managed the Business. No assets or liabilities were transferred upon the spin-off of BioPharmaceutical Process Engineering and Consulting Services. All material revenues and direct expenses specifically identified to the Business have been presented in the carve-out financial statements. The carve-out financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”).

Use of estimates

The preparation of carve-out financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and direct expenses during the reporting period. Actual results could differ from those estimates.

4

BIOPHARMACEUTICAL PROCESS ENGINEERING AND CONSULTING SERVICES

NOTES TO CARVE-OUT FINANCIAL STATEMENTS

Revenue recognition

Revenues are derived from process engineering, designing, customization, and software automation for certain pharmaceutical and biotechnological equipment. Revenues from services rendered are recorded as services are performed based on standard hourly rates. All general and administrative costs are treated as period costs and expensed as incurred.

Concentration of risks

Concentration of customers

There were one client and two clients representing 10% or more of the Company’s revenue during the three months ended March 31, 2012 and 2011, respectively.

	Three months ended March 31,

	2012	2011

Client 1	$173,832	$28,487
Client 2	-	30,480
	$173,832	$58,967

There were two clients representing 10% or more of the Company’s revenue during the years ended December 31, 2011 and 2010.

	Twelve months ended December 31,

	2011	2010

Client 1	$193,226	$242,737
Client 2	30,480	27,120
Others	39,752	-
	$263,458	$269,857

Salaries

Salaries are accrued and expensed in the period in which the associated services are rendered by employees and contractors to the business. Salary expenses consisted of the following:

5

BIOPHARMACEUTICAL PROCESS ENGINEERING AND CONSULTING SERVICES

NOTES TO CARVE-OUT FINANCIAL STATEMENTS

	Three months ended March 31,

	2012	2011

Direct hire employees	$40,340	$10,000
Contractors	13,250	13,190

	$53,590	$23,190

	Twelve months ended December 31,

	2011	2010

Direct hire employees	$98,873	$48,000
Contractors	48,582	123,239

	$147,455	$171,239

General and administrative expenses

General and administrative expenses mainly consist of office expenses, out-of-pocket traveling expenses, accounting and consulting fees and insurance.

Income tax expenses

The Company is taxed as an S- Corporation under the provisions of federal and state tax codes. Under federal laws, taxes based on income of an S- Corporation are payable by the shareholders individually. Accordingly, no provision for federal income taxes has been made in the accompanying carve-out financial statements.

Subsequent events

Management has evaluated subsequent events through June 29, 2012, the date upon which the financial statements were issued. Based on this evaluation, the Company has determined that no subsequent events have occurred which require disclosure through the date that these financial statements were issued.

6

Exhibit

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Since August 2011, BioPharma Manufacturing Solutions Inc. and GMR Engineering Inc. have been operating under common control.

The unaudited pro forma combined financial information presents how the combined balance sheets and income statements of BioPharma Manufacturing Solutions Inc. and BioPharmaceutical Process Engineering and Consulting Services business of GMR Engineering Inc. may have appeared had the businesses actually been combined as of March 31, 2012 and December 31, 2011.

The preliminary pro forma combined financial information is derived from and should be read in conjunction with the historical financial statements and related notes of BioPharma Manufacturing Solutions Inc. on Form 10-K as filed with the Securities and Exchange Commission on March 28, 2012.

The following unaudited pro forma combined balance sheet as of March 31, 2012, combines the March 31, 2012 historical balance sheets of BioPharma Manufacturing Solutions Inc. and BioPharmaceutical Process Engineering and Consulting Services.

The unaudited pro forma combined financial information is provided for informational purposes only. The pro forma information is not necessarily indicative of what the Company’s financial position or business results of operations actually would have been had the combination been completed at the dates indicated. In addition, the unaudited pro forma combined financial information does not purport to project the future financial position or operating results of the Company. No effect has been given in the unaudited pro forma combined income statements for synergistic benefits that may be realized through the combination of the two companies or the costs that may be incurred in integrating their operations. The unaudited pro forma combined financial statements should be read in conjunction with the respective historical financial statements and notes thereto for the Company that are filed on Form 10-K with the Securities and Exchange Commission and the audited historical financial statements of BioPharma Manufacturing Solutions Inc.

7

Unaudited Pro Forma Combined Balance Sheets

As of March 31, 2012

			BioPharma Manufacturing
			Solutions Inc. and
	BioPharma	Pharmaceutical	Pharmaceutical Equipment
	Manufacturing	Equipment Engineering	Engineering Consulting
	Solutions Inc. (1)	Consulting Services (2)	Services

ASSETS

Current Assets
Cash	$296,899	$-	$296,899
Prepaid expense	51,000	-	51,000
Due from related party	20,437	-	20,437
Total assets	$368,336	$-	$368,336

LIABILITY AND STOCKHOLDERS' EQUITY

Current Liability
Accrued liability	$-	$-	$-
Total liability	-	-	-

Stockholders' Equity
Preferred stock	-	-	-
Common stock	9,400	-	9,400
Discount on common stock issued to the shareholder	(300)	-	(300)
Additional paid-in capital	399,482	-	399,482
Accumulated deficit	(40,246)	-	(40,246)
Total stockholders' equity	368,336	-	368,336
Total liability and stockholders' equity	$368,336	$-	$368,336

(1) As reported in the Quarterly Report on Form 10-Q as of March 31, 2012.

(2) No assets or liabilities were transferred upon the spin-off.

8

The following pro forma combined balance sheet as of December 31, 2011, combines the December 31, 2011 historical balance sheets of BioPharma Manufacturing Solutions Inc. and BioPharmaceutical Process Engineering and Consulting Services.

Pro Forma Combined Balance Sheets

As of December 31, 2011

			BioPharma Manufacturing
			Solutions Inc. and
	BioPharma	Pharmaceutical	Pharmaceutical Equipment
	Manufacturing	Equipment Engineering	Engineering Consulting
	Solutions Inc. (3)	Consulting Services (4)	Services

ASSETS

Current Assets
Cash	$270,333	$-	$270,333
Prepaid expense	86,900	-	86,900
Due from related party	41,621	-	41,621
Total assets	$398,854	$-	$398,854

LIABILITY AND STOCKHOLDERS' EQUITY

Current Liability
Accrued liability	$400	$-	$400
Total liability	400	-	400

Stockholders' Equity
Preferred stock	-	-	-
Common stock	9,365	-	9,365
Discount on common stock issued to the shareholder	(300)	-	(300)
Additional paid-in capital	392,885	-	392,885
Accumulated deficit	(3,496)	-	(3,496)
Total stockholders' equity	398,454	-	398,454
Total liability and stockholders' equity	$398,854	$-	$398,854

(3) As reported in the Annual Report on Form 10-K as of December 31, 2011.

(4) No assets or liabilities were transferred upon the spin-off.

9

The unaudited pro forma combined statements of income for the three months ended March 31, 2012 and twelve months ended December 31, 2011 combine the historical income statements of BioPharma Manufacturing Solutions Inc. and BioPharmaceutical Process Engineering and Consulting Services business of GMR Engineering Inc. with the assumption that the companies had been combined on April 20, 2011, the formation date of BioPharma Manufacturing Solutions Inc. (formerly Beachwood Acquisition Corporation).

Unaudited Pro Forma Combined Statements of Income

For the Three Months Ended March 31, 2012

			BioPharma Manufacturing
			Solutions Inc. and
	BioPharma	Pharmaceutical	Pharmaceutical Equipment
	Manufacturing	Equipment Engineering	Engineering Consulting
	Solutions Inc. (5)	Consulting Services (6)	Services

Revenues- net	$-	$173,832	$173,832

Operating expenses:
Salaries	-	53,590	53,590
General and administrative expenses	36,750	4,949	41,699
Total operating expenses	36,750	58,539	95,289

Operating income (loss)	(36,750)	115,293	78,543

Income taxes	-	-	-

Net income (loss)	$(36,750)	$115,293	$78,543

(5) Reflects the unaudited historical statement of operations for the 3 months ended March 31, 2012 as reported in the Quarterly Report on Form 10-Q.

(6) Represents the unaudited historical carve-out statements of revenues and direct expenses.

10

Pro Forma Combined Statements of Income

For the Twelve Months Ended December 31, 2011

			BioPharma Manufacturing
			Solutions Inc. and
	BioPharma	Pharmaceutical	Pharmaceutical Equipment
	Manufacturing	Equipment Engineering	Engineering Consulting
	Solutions Inc. (7)	Consulting Services (8)	Services

Revenues- net	$-	$263,458	$263,458

Operating expenses:
Salaries	-	147,455	147,455
General and administrative expenses	3,496	22,821	26,317
Total operating expenses	3,496	170,276	173,772

Operating income (loss)	(3,496)	93,182	89,686

Income taxes	-	-	-

Net income (loss)	$(3,496)	$93,182	$89,686

(7) Reflects the historical statement of operations for the 12 months ended December 31, 2011 as reported in the Annual Report on Form 10-K.

(8) Represents the audited historical carve-out statements of revenues and direct expenses.

11

FINANCIAL STATEMENTS

To the Board of Directors

Biopharma Manufacturing Solutions

We have audited the accompanying balance sheet of Biopharma Manufacturing Solutions (the "Company") as of December 31, 2011, and the related statements of operations, stockholders' equity and cash flows for the period from April 20, 2011 (Inception) through December 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2011 and the results of its operations and its cash flows for the period from April 20, 2011 (Inception) through December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had no revenues and income since inception. These conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2, which includes the raising of additional equity financing. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia LLP

Newport Beach, CA

March 28, 2012

BIOPHARMA MANUFACTURING SOLUTIONS INC.

(formerly BEACHWOOD ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

December 31,
2011
ASSETS
Current Assets
Cash	$270,333
Prepaid expense	86,900
Due from related party	$41,621
Total assets	$398,854

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liability
Accrued Liability	$400
Total Liability	$400

Stockholders' Deficit
Preferred stock, $0.0001 par value, 20,000,000 shares authorized; none outstanding	$-
Common Stock; $0.0001 par value, 150,000,000 shares authorized; 93,650,000 shares issued and outstanding	9,365
Discount on common stock issued to shareholder	(300)
Additional paid-in capital	392,885
Deficit accumulated during the development stage	(3,496)
Total Stockholders' Equity	$398,454

Total liability and stockholders' equity	$398,854

The accompanying notes are an integral part of these financial statements

2

BIOPHARMA MANUFACTURING SOLUTIONS INC.

(formerly BEACHWOOD ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

		For the period from
		April 20, 2011
		(Inception) to
	The year ended	December 31,
	December 31, 2011	2011

Operating expenses	$3,496	$3,496

Net loss	$(3,496)	$(3,496)

Loss per share - basic and diluted	$(0.00)

Weighted average shares-basic and diluted	40,902,549

The accompanying notes are an integral part of these financial statements

3

BIOPHARMA MANUFACTURING SOLUTIONS INC.

(formerly BEACHWOOD ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

					Deficit
					Accumulated
	Common Stock			Additional	During the	Total
			Discount on	Paid-In	Development	Stockholders'
	Shares	Amount	Common Stock	Capital	Stage	Equity

Balance, April 20, 2011 (Inception)	-	$-	$-	$-	$-	$-

Shares issued for cash	109,150,000	10,915	-	392,135	-	403,050
Stock redemption	(18,500,000)	(1,850)	-	-	-	(1,850)
Common stock to management at a discount	3,000,000	300	(300)	-	-	-
Additional paid-in capital	-	-	-	750	-	750
Net loss	-	-	-	-	(3,496)	(3,496)

Balance, December 31, 2011	93,650,000	$9,365	$(300)	$392,885	$(3,496)	$398,454

The accompanying notes are an integral part of these financial statements

4

BIOPHARMA MANUFACTURING SOLUTIONS INC.

(formerly BEACHWOOD ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

For the period from
April 20, 2011
(Inception) to
December 31, 2011

OPERATING ACTIVITIES

Net loss	$(3,496)

Changes in Operating Assets and Liabilities

Prepaid expense	(86,900)

Due from related parties	(41,621)

Accrued liability	400

Cash used in Operating Activities	$(131,617)

FINANCING ACTIVITIES

Proceeds from issuance of common stock	10,915
Proceeds from stockholders' additional paid-in capital	392,885
Redemption of common stock	(1,850)

Net cash provided by financing activities	401,950

Net increase in cash	270,333

Cash, beginning of period	-

Cash, end of period	$270,333

The accompanying notes are an integral part of these financial statements

5

BIOPHARMA MANUFACTURING SOLUTIONS INC.

(formerly BEACHWOOD ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

Notes to the Financial Statements

NOTE 1	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT POLICIES

NATURE OF OPERATIONS

BioPharma Manufacturing Solutions Inc., formerly Beachwood Acquisition Corporation ("Beachwood"), was incorporated on April 20, 2011 under the laws of the State of Delaware, and was originally to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. On July 8, 2011, Beachwood entered into an agreement with BioPharma Manufacturing Solutions for the change in control of Beachwood. The agreement resulted in a change of control of Beachwood. On August 31, 2011, Beachwood redeemed an aggregate of 18,500,000 of its 20,000,000 shares of outstanding stock owned by previous directors and then new officers and directors were appointed and elected and the prior officers and directors resigned. On August 31, 2011, Beachwood issued 3,000,000 shares of its common stock to its newly elected president. On August 31, 2011, the shareholders of Beachwood and the Board of Directors unanimously approved the change of Beachwood's name to BioPharma Manufacturing Solutions Inc. ("BioPharma" or the "Company").

BioPharma has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders and filing this registration statement. The Company intends to provide engineering consulting services to major biotech and pharmaceutical companies in the life sciences industry. The Company intends to take its clients manufacturing goals from concept to FDA approval and market realization. The Company will assist in the design of the process used to manufacture the client's product, typically pharmaceuticals, will procure and install the requisite manufacturing equipment and will validate the process and ready the system for FDA approval.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

6

BIOPHARMA MANUFACTURING SOLUTIONS INC.

(formerly BEACHWOOD ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

Notes to the Financial Statements

NOTE 1	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT POLICIES (CONTINUED)

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of December 31, 2011 there were no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

FASB ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying amounts of financial assets and liabilities, such as cash and accrued liabilities approximate their fair values because of the short maturity of these instruments.

NOTE 2 - GOING CONCERN

The Company has an accumulated deficit of $3,496 since inception of the Company on April 20, 2011 through December 31, 2011. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its stockholders and/or other third parties.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to meet its obligations and continue its operations for the next fiscal year. The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, successfully locating and negotiating with a business entity for the combination of that target company with the Company.

The management plans to use their personal funds to pay all expenses incurred by the Company in 2012. There is no assurance that the Company will ever be profitable. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

7

BIOPHARMA MANUFACTURING SOLUTIONS INC.

(formerly BEACHWOOD ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

Notes to the Financial Statements

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

Adopted

In December 2010, the Financial Accounting Standards Board ("FASB") issued ASU 2010-29, Disclosure of Supplementary Pro Forma Information for Business Combinations. This proposed ASU reflects the consensus-for-exposure in EITF Issue No. 10-G, "Disclosure of Supplementary Pro Forma Information for Business Combinations." The Amendments in this proposed ASU specify that if a public entity presents comparative financial statements, the entity would disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. This ASU would also expand the supplemental pro forma disclosures under Codification Topic 805, Business Combinations, to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination. This proposed ASU would be effective prospectively for business combinations that are consummated on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption would be permitted. The adoption of this ASU did not have a material impact to our financial statements. The new disclosures and clarifications of existing disclosures are effective now, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of this guidance did not have a material impact on the Company's financial statements and related disclosures.

In September 2011, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2011-08, "Intangibles-Goodwill and Other (Topic 350): Testing Goodwill Impairment" which is intended to simplify goodwill impairment testing by permitting the assessment of qualitative factors to determine whether events and circumstances lead to the conclusion that it is necessary to perform the traditional two-step impairment test. Under this update, we are not required to calculate the fair value of our reporting units unless we conclude that it is more likely than not (likelihood of more than 50%) that the carrying value of our reporting units is greater than the fair value of such units based on our assessment of events and circumstances. This update is effective for fiscal years beginning after December 15, 2011, with early adoption permitted. We have adopted the provisions of this update at the beginning of our fourth quarter. The adoption of this provision did not have a material impact on our financial statements.

8

BIOPHARMA MANUFACTURING SOLUTIONS INC.

(formerly BEACHWOOD ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

Notes to the Financial Statements

RECENT ACCOUNTING PRONOUNCEMENTS

Not Yet Adopted

In May 2011, the FASB issued ASU 2011-04, "Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards (IFRS) of Fair Value Measurement - Topic 820." ASU 2011-04 is intended to provide a consistent definition of fair value and improve the comparability of fair value measurements presented and disclosed in financial statements prepared in accordance with U.S. GAAP and IFRS. The amendments include those that clarify the FASB's intent about the application of existing fair value measurement and disclosure requirements, as well as those that change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. This update is effective for annual and interim periods beginning after December 15, 2011. The adoption of this ASU is not expected to have a material impact on our financial statements.

NOTE 4 COMMON STOCK

On April 20, 2011, the Company issued 20,000,000 common shares to two directors and officers for $2,000 in cash.

On August 31, 2011, the Company redeemed an aggregate of 18,500,000 of the 20,000,000 shares of outstanding stock at a redemption price of $0.0001 per share for an aggregate redemption price of $1,850.

On August 31, 2011, the Company issued 3,000,000 shares of its common stock, par value $0.0001 at a discount of $300 to a new unrelated third party investor resulting in a change of ownership.

On September 9, 2011, the shareholders of the Company approved the increase the number of authorized shares of common stock from 100,000,000 to 150,000,000 with the number of authorized non-designated shares of preferred stock remaining at 20,000,000.

On October 11, 2011, the Company issued 89,150,000 shares of its common stock, par value $0.0001 to various investors.

NOTE 5 RELATED PARTY TRANSACTIONS

During the year, the Company remitted payments aggregating $41,621 on behalf of an entity owned by the President, which is under common control. The related entity has agreed to pay back these funds to the Company in 2012.

NOTE 6 SUBSEQUENT EVENTS

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through March 28, 2012, the date the financial statements were available to be issued.

9

PART II

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Registration Fees	$
State filing fees	$
Edgarizing fees	$
Transfer agent fees	$
Accounting fees	$
Legal fees	$
Printing	$

Item 14. Indemnification of Directors and Officers

The Company's certificate of incorporation, by-laws and other contracts provide for indemnification of its officers, directors, agents, employees and others serving at the Company’s request. These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person's position with the Company. The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or other representative of the Company.

Item 15. Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. All such securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, as noted below.

(1) On April 20, 2011 the Company issued 10,000,000 shares to Tiber Creek Corporation for total consideration paid for the shares of $1,000.00. Subsequently, on August 31, 2011, the Company redeemed an aggregate of 9,250,000 of these shares for the redemption price of $925.00

On April 20, 2011 the Company issued 10,000,000 shares to MB Americus, LLC for total consideration paid for the shares of $1,000.00. Subsequently, on August 31, 2011, the Company redeemed an aggregate of 9,250,000 of these shares for the redemption price of $925.00

(2) On August 31, 2011, the Company issued 3,000,000 shares of common stock to Gary Riccio pursuant to a change of control in the Company. The total consideration paid for the shares was $300.00.

(3) From August 31, 2011 through January 31, 2013, 89,300,000 shares of common stock were issued by the Company to the shareholders named below pursuant to executed subscription agreements under a Regulation D offering. Each of these transactions was issued as part of the private placement of securities by the Company in which no underwriting discounts or commissions applied to any of the transactions set forth below. The Company has filed a Form D with the Commission with respect to the Regulation D private offering.

34

Shareholder Name	Consideration	Number of Shares

Gary Riccio	$2,200.00	22,000,000
Norman Lieberman	$20,800.00	10,000,000
Jane Kinnick	$1,900.00	10,000,000
Benjamin Shen	$500.00	500,000
Peter Pappas	$500.00	500,000
Ken Dolan	$500.00	500,000
Annie L Riccio	$4,100.00	500,000
Angelica Lopez	$250.00	250,000
Shannon Hsu	$10,000.00	1,000,000
Thu Thuy Thi Duong (Darren Camargo)	$5,000.00	500,000
Wei Tang	$500.00	500,000
Hong Xia Yang	$40,000.00	2,000,000
Yan Wen Wang	$500.00	500,000
Kanishk Nathan	$5,000.00	500,000
Gene Taylor	$250.00	250,000
David Macias	$1,000.00	100,000
Ricardo Castellanos	$2,000.00	200,000
James Lieberman	$1,000.00	100,000
Karin Schaefer	$1,000.00	100,000
Nivia Bermudez	$100.00	100,000
Xiaoyun Li	$100.00	100,000
Harry Parrell	$1,000.00	100,000
Victor Mendez	$500.00	500,000
Victor Dena	$250.00	250,000
Derek Whiston	$10,800.00	9,000,000
Wendy Whiston	$10,000.00	1,000,000
John Fields	$80,000.00	8,000,000
Todd Thomas	$5,000.00	500,000
Suzanne Anderson	$15,000.00	1,500,000
Barbara Anderson	$3,000.00	300,000
Narumon Gahn	$5,000.00	500,000
Rimmal and Amina Afzal	$85,000.00	8,500,000
Christopher and Dana Covellone	$10,000.00	1,000,000
Scott A. Dunham	$25,000.00	2,500,000
Alex J. Henkemeyer	$12,000.00	1,200,000
Daniel Sullivan	$11,000.00	1,100,000
Basel Malhas	$20,000.00	2,000,000
Herbert P. and Marge G. Sieber	$1,000.00	100,000
Mark LeWinter	$3,000.00	300,000
Tae Lee	$9,000.00	900,000
Genejo or Teri Ann Smith	$5,000.00	500,000
Bruce Trexler	$2,000.00	200,000
Matt Eaton	$250.00	250,000
Siew Loh	$100.00	100,000
Haythem A.H. Aboud	$5,000.00	500,000

In August 2012, the Company redeemed 500,000 shares of common stock owned by Kanishk Nathan for aggregate consideration paid of $5,000.00. In November 2012, the Company redeemed 1,500,000 shares of common stock owned by Scott A. Dunham for aggregate consideration paid of $15,000.00. In January 2013, the Company redeemed all of the shares of Siew Loh and Nivia Bermudez for $100.00 of consideration in each instance.

On October 11, 2012, the Company issued 1,000,000 shares of common stock to Gary Riccio, the sole owner of GMR (the seller of BPECS to the Company), in connection with the Acquisition.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBITS

2.1++	Agreement and Plan of Reorganization
3.1+	Certificate of Incorporation
3.2+	By-laws
5.1**	Opinion of Counsel on legality of securities being registered
23.1	Consent of Accountants
23.2**	Consent of Attorney (as part of Exhibit 5.1)

** To be filed

+ Previously filed on Form 10-12G on June 2, 2011 (File No.: 000-54423) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.

35

++ Previously filed on Form S-1 on October 18, 2012 (File No.: 333-184494) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

4.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on February 11, 2013.

BIOPHARMA MANUFACTURING SOLUTIONS, INC.

By:	/s/ Gary Riccio
President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Gary Riccio
President and Chief Financial Officer (Principal Financial Officer)

By:	/s/ Gary Riccio
President and Chief Financial Officer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, constituting all of the members of the board of directors, in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Gary Riccio	Director	February 11, 2013

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